Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271504

THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND INFORMATION CONTAINED HEREIN ARE SUBJECT TO COMPLETION, AMENDMENT OR OTHER CHANGE WITHOUT NOTICE PRIOR TO THE SALE DATE. UNDER NO CIRCUMSTANCES SHALL THIS PRELIMINARY PROSPECTUS SUPPLEMENT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR WILL THERE BE ANY SALE OF THE NOTES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY JURISDICTION

SUBJECT TO COMPLETION, DATED JULY 23, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated April 28, 2023)

8,000,000 Common Shares

SFL Corporation Ltd.

SFL Corporation Ltd. (the “Company”) is offering up to 8,000,000 common shares, par value $0.01 per share (the “common shares”), pursuant to this prospectus supplement.

We have granted the underwriters an over-allotment option to purchase up to an additional 1,200,000 common shares at the public offering price less the underwriting discounts and commissions. The underwriters can exercise this over-allotment option at any time within 30 days after the date of this prospectus supplement.

Our common shares are listed on the NYSE under the symbol “SFL.” On July 22, 2024, the last reported sale price of our common shares on the NYSE was $13.93 per share.

Investing in our common shares involves risks. You should carefully consider each of the factors described under “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 9 of the accompanying base prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, before you make any investment in our common shares.

	PER SHARE	TOTAL
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

Neither the U.S. Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common shares on or about July  , 2024

Sole Book-Running Manager

Morgan Stanley

Lead Manager

BTIG

The date of this prospectus supplement is July  , 2024

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	S-iii
SUMMARY	S-1
THE OFFERING	S-6
RISK FACTORS	S-8
USE OF PROCEEDS	S-10
CAPITALIZATION	S-11

Base Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common shares and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with additional information described under the heading, “Where You Can Find Additional Information” before investing in our common shares.

We prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus supplement, in U.S. dollars and in conformity with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement and accompanying base prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or any sale of our common shares. Our business, financial condition and results of operations and prospects may have changed since those dates.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Matters discussed in this prospectus supplement and the documents incorporated by reference may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.

SFL Corporation Ltd. and its subsidiaries, or the Company, desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement pursuant to this safe harbor legislation. This prospectus supplement and any other written or oral statements made by the Company or on its behalf may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance and are not intended to give any assurance as to future results. When used in this document, the words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect,” “targets,” “likely,” “would,” “could” “seeks,” “continue,” “possible,” “might,” “pending” and similar expressions, terms or phrases may identify forward-looking statements.

The forward-looking statements herein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties. Although the Company believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond its control, the Company cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Such statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company is making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. In addition to these important factors and matters discussed elsewhere herein, important factors that, in the Company’s view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:

•	the strength of world economies and currencies;

•	inflationary pressures and central bank policies intended to combat overall inflation and rising interest rates and foreign exchange rates;

•	the Company’s ability to generate cash to service its indebtedness;

•	the Company’s ability to continue to satisfy its financial and other covenants, or obtain waivers relating to such covenants from its lenders under its credit facilities;

•

the availability of financing and refinancing, as well as the Company’s ability to obtain such financing or refinancing in the future to fund capital expenditures, acquisitions and other general corporate activities and the Company’s ability to comply with the restrictions and other covenants in its financing arrangements;

•	the Company’s counterparties’ ability or willingness to honor their obligations under agreements with it;

S-iii

•	general market conditions in the seaborne transportation industry, which is cyclical and volatile, including fluctuations in charter hire rates and vessel values;

•	prolonged or significant downturns in the tanker, dry-bulk carrier, container, car carrier and/or offshore drilling charter markets;

•

the volatility of oil and gas prices, which effects, among other things, several sectors of the maritime, shipping and offshore industries, including oil transportation, dry bulk shipments, oil products transportation, car transportation and drilling rigs;

•	a decrease in the value of the market values of the Company’s vessels and drilling rigs;

•	an oversupply of vessels, including drilling rigs, which could lead to reductions in charter hire rates and profitability;

•	any inability to retain and recruit qualified key executives, key employees, key consultants or skilled workers;

•

the potential difference in interests between or among certain of the Company’s directors, officers, key executives and shareholders, including Hemen Holding Limited, or Hemen, our largest shareholder;

•	the risks associated with the purchase of second-hand vessels;

•	the aging of the Company’s fleet which could result in increased operating costs, impairment or loss of hire;

•	the adequacy of insurance coverage for inherent operational risks, and the Company’s ability to obtain indemnities from customers, changes in laws, treaties or regulations;

•	changes in supply and generally the number, size and form of providers of goods and services in the markets in which the Company operates;

•

the supply of and demand for oil and oil products and vessels, including drilling rigs, comparable to ours, including against the background of the possibility of accelerated climate change transition worldwide, including shifts in consumer demand for other energy resources could have an accelerated negative effect on the demand for oil and thus its transportation and drilling;

•

changes in market demand in countries which import commodities and finished goods and changes in the amount and location of the production of those commodities and finished goods and resulting changes to trade patterns;

•	delays or defaults by the shipyards in the construction of our newbuildings;

•	technological innovation in the sectors in which we operate and quality and efficiency requirements from customers;

•	technology risk associated with energy transition and fleet/systems rejuvenation to alternative propulsions;

•	governmental laws and regulations, including environmental regulations, that add to our costs or the costs of our customers;

•	potential liability from safety, environmental, governmental and other requirements and potential significant additional expenditures related to complying with such regulations;

•	the impact of increasing scrutiny and changing expectations from investors, lenders, charterers and other market participants with respect to our Environmental, Social and Governance practices;

•	increased inspection procedures and more restrictive import and export controls;

•

the imposition of sanctions by the Office of Foreign Assets Control of the Department of the U.S. Treasury or pursuant to other applicable laws or regulations imposed by the U.S. government, the EU, the United Nations or other governments against the Company or any of its subsidiaries;

S-iv

•	compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery;

•	changes in the Company’s operating expenses, including bunker prices, drydocking and insurance costs;

•	fluctuations in currencies and interest rates such as Norwegian Inter-Bank Offer Rate, or NIBOR, and Secured Overnight Financing Rate, or SOFR;

•	the impact that any discontinuance, modification or other reform or the establishment of alternative reference rates may have on the Company’s floating interest rate debt instruments;

•	the volatility of prevailing spot market charter rates, which affects the amount of profit sharing payment the Company receives under charters with Golden Ocean Group Limited and other charters;

•	the volatility of the price of the Company’s common shares;

•	changes in the Company’s dividend policy;

•	the future sale of the Company’s common shares or conversion of the Company’s convertible notes;

•	the failure to protect the Company’s information security management system against security breaches, or the failure or unavailability of these systems for a significant period of time;

•	the entrance into transactions that expose the Company to additional risk outside of its core business;

•	difficulty managing planned growth properly;

•	the Company’s incorporation under the laws of Bermuda and the different rights to relief that may be available compared to other countries, including the United States;

•	shareholders’ reliance on the Company to enforce the Company’s rights against contract counterparties;

•	dependence on the ability of the Company’s subsidiaries to distribute funds to satisfy financial obligations and make dividend payments;

•	the potential for shareholders to not be able to bring a suit against the Company or enforce a judgement obtained against the Company in the United States;

•	treatment of the Company as a “passive foreign investment company” by U.S. tax authorities;

•	being required to pay taxes on U.S. source income;

•	the Company potentially becoming subject to corporate income tax in Bermuda in the future;

•	the Company’s operations being subject to economic substance requirements;

•	the exercise of a purchase option by the charterer of a vessel;

•	potential liability from future litigation, including litigation related to claims raised by public-interest organizations or activism with regard to failure to adapt or mitigate climate impact;

•	increased cost of capital or limiting access to funding due to EU Taxonomy or relevant territorial taxonomy regulations;

•

the impact on the demand for commercial seaborne transportation and the condition to the financial markets and any noncompliance with the amendments by the International Maritime Organization (“IMO”), the United Nations agency for maritime safety and the prevention of pollution by vessels, (the amendments hereinafter referred to as IMO 2020), to Annex VI to the International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto, collectively referred to as MARPOL 73/78 and herein as MARPOL, which will reduce the maximum amount of sulfur that vessels may emit into the air and has applied to us since January 1, 2020;

S-v

•	the arresting or attachment of one or more of the Company’s vessels or rigs by maritime claimants;

•	damage to storage, receiving and other shipping inventories’ facilities;

•	impacts of supply chain disruptions and market volatility surrounding the impacts of the Russian-Ukrainian conflict and the developments in the Middle East;

•	potential requisition of the Company’s vessels or rigs by a government during a period of war or emergency;

•

world events, political instability, international sanctions or international hostilities, including the developments in the Ukraine region and in the Middle East, including the conflicts in Israel and Gaza, the Houthi attacks in the Red Sea and potential physical disruption of shipping routes as a result thereof; and

•	other important factors described from time to time in the reports filed by the Company with the Commission, including the Annual Report on Form 20-F filed on March 14, 2024.

This prospectus supplement may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. The Company may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the Commission, in other information sent to the Company’s security holders, and in other written materials. The Company also cautions that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. The Company undertakes no obligation to publicly update or revise any forward-looking statement contained in this prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law.

S-vi

SUMMARY

This section summarizes some of the key information that is contained or incorporated by reference in this prospectus supplement. It may not contain all of the information that may be important to you and is qualified in its entirety by the more detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. As an investor or prospective investor, you should review carefully the entire prospectus, any free writing prospectus that may be provided to you in connection with the offering of the common shares and the information incorporated by reference in this prospectus supplement, including the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 9 of the accompanying base prospectus, and in our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Commission on March 14, 2024.

When used in this prospectus supplement, the terms the “Company,” “we,” “our” and “us” refer to SFL Corporation Ltd. and/or one or more of its subsidiaries, as the context requires. “SFL Corporation Ltd.” refers only to SFL Corporation Ltd. and not its subsidiaries. The financial information of SFL Corporation Ltd. included or incorporated by reference into this prospectus supplement represents our financial information and the operations of our subsidiaries. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts are presented in, United States dollars and our financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with U.S. GAAP.

Our Company

We are an international maritime infrastructure company with a large and diverse asset base across the maritime, shipping and offshore asset classes and business sectors. As of July 9, 2024 and including vessels the subject of newbuilding contracts, our assets consist of 18 tankers (including two resale newbuildings and two chemical tankers with expected deliveries in 2024), 15 dry bulk carriers, 39 container vessels (including the five Newbuilding Containership Vessels (defined below) and four partly owned leased-in container vessels in our associated company), seven car carriers, one jack-up drilling rig and one ultra-deepwater drilling rig.

Most of our vessels and rigs are employed under long term charters. We believe these existing charters provide us with significant and stable base cash flows and high asset utilization, subject to the full performance of the obligations of our counterparties under their agreements with us. The fixed-rate charter backlog as of July 9, 2024 and including vessels the subject of newbuilding contracts and charter extensions, was approximately $5.0 billion, with a weighted average remaining charter term of approximately 6.8 years. Some of our charters include purchase options on behalf of the charterer, which if exercised would reduce our remaining charter coverage and contracted cash flow, but increase our cash position. The amount of actual revenues earned and the actual periods during which revenues are earned may be different from the backlog projections due to various factors including, off-hire caused by unscheduled repairs, maintenance and other factors.

Our primary objective is to continue to grow our business through accretive acquisitions across a diverse range of maritime asset classes. In doing so, our strategy is to generate stable and increasing cash flows by chartering our assets primarily under medium to long term bareboat or time charters.

We have paid dividends for 81 consecutive quarters, including the dividend payment of $0.27 per share declared on May 14, 2024, which was paid on June 26, 2024 to shareholders of record on May 28, 2024. For the years ended December 31, 2023, 2022 and 2021, we paid aggregate dividends in cash to our shareholders in the amounts of $123 million ($0.97 per share), $112 million ($0.88 per share) and $78 million ($0.63 per share) respectively. Our ability to pay dividends is always subject to the discretion of our Board of Directors, the requirements of Bermuda law and the limitations contained in our debt arrangements and there can be no assurance we will continue to pay dividends in equal amounts, if at all. Please see “Risk Factors—Changes in our dividend policy could adversely affect holders of our common shares.”

We own a substantially modern fleet of vessels and rigs. The following table sets forth the fleet that we own or charter-in including those in our associated companies as of July 9, 2024 and including vessels the subject of newbuilding contracts and charter extensions.

Vessel	Built	Approximate Capacity	Flag	Lease Classification*	Charter Termination Date*
Suezmaxes
Marlin Santorini	2019	150,000 Dwt	MI	Operating	2026(9)
Marlin Sicily	2019	150,000 Dwt	MI	Operating	2027(9)
Marlin Shikoku	2019	150,000 Dwt	MI	Operating	2027(9)
SFL Albany	2020	160,000 Dwt	MI	Operating	2028(9)
SFL Fraser	2020	160,000 Dwt	MI	Operating	2028(9)
SFL Ottawa	2015	160,000 Dwt	MI	Operating	2028(9)
SFL Thelon	2015	160,000 Dwt	MI	Operating	2028(9)

Product Tankers
SFL Tucana	2024	115.000 Dwt	MI	Operating	2029(1)(11)
SFL Tigris	2024	115,000 Dwt	(MI)	Operating	2029(1)(5)
SFL Taurus	2024	115,000 Dwt	(MI)	Operating	2029(1)(5)
SFL Trinity	2017	114,000 Dwt	MI	Operating	2025(10)
SFL Sabine	2017	114,000 Dwt	MI	Operating	2025(10)
SFL Puma	2015	115,000 Dwt	MI	Operating	2026(9)
SFL Tiger	2015	115,000 Dwt	MI	Operating	2026(9)
SFL Lion	2014	115,000 Dwt	MI	Operating	2027(9)
SFL Panther	2015	115,000 Dwt	MI	Operating	2027(9)

Chemical Tanker Carriers
SFL Bonaire	2023	33,000 Dwt	(MI)	Operating	2032(5)
SFL Aruba	2022	33,000 Dwt	(MI)	Operating	2032(5)

Capesize Dry Bulk Carriers
Belgravia	2009	170,000 Dwt	MI	Operating	2025(1)
Battersea	2009	170,000 Dwt	MI	Operating	2025(1)
Golden Magnum	2009	180,000 Dwt	HK	Operating	2025(1)
Golden Beijing	2010	176,000 Dwt	HK	Operating	2025(1)
Golden Future	2010	176,000 Dwt	HK	Operating	2025(1)
Golden Zhejiang	2010	176,000 Dwt	HK	Operating	2025(1)
Golden Zhoushan	2011	176,000 Dwt	HK	Operating	2025(1)
KSL China	2013	180,000 Dwt	MI	Operating	2025(1)

Kamsarmax Dry Bulk Carriers
SFL Yangtze	2012	82,000 Dwt	HK	n/a	n/a(2)
SFL Pearl	2012	82,000 Dwt	HK	n/a	n/a(2)

Supramax Dry Bulk Carriers
SFL Hudson	2009	57,000 Dwt	MI	n/a	n/a(2)
SFL Yukon	2010	57,000 Dwt	HK	n/a	n/a(2)
SFL Sara	2011	57,000 Dwt	HK	n/a	n/a(2)
SFL Kate	2011	57,000 Dwt	HK	n/a	n/a(2)
SFL Humber	2012	57,000 Dwt	HK	n/a	n/a(2)

Vessel	Built	Approximate Capacity	Flag	Lease Classification*	Charter Termination Date*

Container vessels
MSC Vaishnavi R.	2002	4,100 TEU	LIB	Sales Type	2025(1)(7)
MSC Julia R.	2002	4,100 TEU	LIB	Sales Type	2025(1)(7)
MSC Arushi R.	2002	4,100 TEU	LIB	Sales Type	2025(1)(7)
MSC Katya R.	2002	4,100 TEU	LIB	Sales Type	2025(1)(7)
MSC Anisha R.	2002	4,100 TEU	LIB	Sales Type	2025(1)(7)
MSC Vidisha R.	2002	4,100 TEU	LIB	Sales Type	2025(1)(7)
MSC Zlata R.	2002	4,100 TEU	LIB	Sales Type	2025(1)(7)
Asian Ace	2005	1,700 TEU	LIB	Operating	2025
Green Ace	2005	1,700 TEU	LIB	Operating	2024
San Felipe	2014	8,700 TEU	MI	Operating	2030(10)
San Felix	2014	8,700 TEU	MI	Operating	2030(10)
San Fernando	2015	8,700 TEU	MI	Operating	2030(10)
San Francisca	2015	8,700 TEU	MI	Operating	2030(10)
Maersk Sarat	2015	9,500 TEU	LIB	Operating	2025
Maersk Skarstind	2016	9,500 TEU	LIB	Operating	2025(10)
Maersk Shivling	2016	9,300 TEU	LIB	Operating	2025(10)
Maersk Phuket	2022	2,500 TEU	LIB	Operating	2029(4)
Maersk Pelepas	2022	2,500 TEU	LIB	Operating	2029(4)
MSC Anna	2016	19,200 TEU	LIB	Direct Financing	2031(1)(3)
MSC Viviana	2017	19,200 TEU	LIB	Direct Financing	2032(1)(3)
Thalassa Axia	2014	14,000 TEU	LIB	Operating	2024(4)(6)
Thalassa Doxa	2014	14,000 TEU	LIB	Operating	2024(4)(6)
Thalassa Mana	2014	14,000 TEU	LIB	Operating	2024(4)(6)
Thalassa Tyhi	2014	14,000 TEU	LIB	Operating	2024(4)(6)
Cap San Vincent	2015	10,600 TEU	MI	Operating	2030(1)(4)(10)
Cap San Lazaro	2015	10,600 TEU	MI	Operating	2030(1)(4)(10)
Cap San Juan	2015	10,600 TEU	MI	Operating	2030(1)(4)(10)
MSC Erica	2016	19,400 TEU	LIB	Direct Financing	2033(1)(3)
MSC Reef	2016	19,400 TEU	LIB	Direct Financing	2033(1)(3)
SFL Maui	2013	6,800 TEU	LIB	Operating	2027(1)(4)
SFL Hawaii	2014	6,800 TEU	LIB	Operating	2027(1)(4)
Maersk Zambezi	2020	5,300 TEU	MI	Operating	2028(1)
Savannah Express (ex Thalassa Patris)	2013	15,400 TEU	LIB	Operating	2028(4)
Baltimore Express (ex Thalassa Elpida)	2014	15,400 TEU	LIB	Operating	2028(4)
TBN (newbuild)	2028	16,800 TEU	(LIB)	Operating	2038(12)
TBN (newbuild)	2028	16,800 TEU	(LIB)	Operating	2038(12)
TBN (newbuild)	2028	16,800 TEU	(LIB)	Operating	2038(12)
TBN (newbuild)	2028	16,800 TEU	(LIB)	Operating	2038(12)
TBN (newbuild)	2028	16,800 TEU	(LIB)	Operating	2038(12)

Car Carriers
SFL Composer	2005	6,500 CEU	LIB	Operating	2026(4)
SFL Conductor	2006	6,500 CEU	LIB	Operating	2027(4)
Arabian Sea	2010	4,900 CEU	MI	Operating	2028(4)
Emden	2023	7,000 CEU	LIB	Operating	2033(4)
Wolfsburg	2023	7,000 CEU	LIB	Operating	2034(4)
Odin Highway	2024	7,000 CEU	LIB	Operating	2034(4)(11)

Vessel	Built	Approximate Capacity	Flag	Lease Classification*	Charter Termination Date*
Thor Highway	2024	7,000 CEU	LIB	Operating	2034(4)(11)

Jack-Up Drilling Rig
Linus	2014	450 ft	NOR	Drilling Contract	2028(8)

Ultra-Deepwater Drill Unit
Hercules	2008	10,000 ft	CYP	Drilling Contract	n/a(8)

*	Lease classifications and charter termination dates are as of July 9, 2024.

Key to Flags: HK – Hong Kong, LIB – Liberia, MI – Marshall Islands, NOR – Norway, CYP – Cyprus

Notes:

(1)	Charterer has purchase options or obligations during the term or at the end of the charter.
(2)	Currently employed on a short-term charter or trading in the spot market.
(3)	Vessel chartered-in and out on direct financing leases and included in associated companies.
(4)	Vessel chartered-in as finance leases and out as operating leases.
(5)	Vessels are expected to be delivered to the Company in 2024. Lease assessment is preliminary and may change.
(6)	The charters in respect of these vessels end in 2024 and the vessels are then contracted to commence a five-year time charter with another counterparty.
(7)	The charters in respect of these vessels were extended in 2020 and lease classification changed from operating leases to sales type leases.
(8)

Following redelivery from Seadrill in September 2022, Linus continued to be employed under its long term drilling contract with ConocoPhillips which expires in the fourth quarter of 2028. The harsh environment semi-submersible drilling rig Hercules was employed on a bareboat charter to Seadrill until the end of December 2022, whereupon the rig was redelivered to us. Hercules is currently contracted on a short-term basis.

(9)

Charterer has the right to trigger a sale to a third party, at any time after the first year, with net proceeds over an agreed sum to be shared between the charterer and SFL, with profit split on a previously agreed upon basis of calculation.

(10)	Charter was extended in 2024. Lease assessment is preliminary and may change.
(11)	Vessel was delivered in 2024. Lease assessment is preliminary and may change.
(12)	Vessels are expected to be delivered to the Company in 2028. Lease assessment is preliminary and may change.

Substantially, all of our owned vessels and rigs as of July 9, 2024 are pledged under mortgages, excluding two 1,700 TEU container vessels and five Supramax drybulk carriers.

Other than our interests in the vessels and drilling rigs described above, we do not own any material physical properties. We lease office space in Oslo from Front Ocean Management AS, in Singapore from Golden Ocean Shipping Co Pte. Ltd., and in London from Frontline Corporate Services Ltd, all related parties.

Recent and Other Developments

In April 2024, the Company issued a $150 million senior unsecured sustainability-linked note in the Nordic high yield bond market. The bond matures in four years and bears a coupon of 8.25%. Following the issuance of this note, the Company exercised its call option on a NOK 700 million bond maturing in June, thus extinguishing this debt in full.

In April 2024, the Company agreed to acquire two LNG dual-fuel 33,000 dwt chemical carriers from an unrelated third party for a total purchase price of $113.6 million. The Company has arranged long term employment for a minimum of eight years and expects to take delivery of the vessels in the third quarter of 2024.

On May 14, 2024, the Board of Directors declared a dividend of $0.27 per share which was paid in cash on June 26, 2024 to shareholders of record on May 28, 2024.

In June 2024, the Company entered into a $37 million JOLCO financing arrangement for the previously debt free 2,500 TEU container vessel Maersk Phuket.

In June 2024, the Company took delivery of the new product tanker SFL Tucana, which commenced a five-year time charter to a world-leading energy and commodities company.

In June 2024, the Company entered into newbuilding contracts to build five LNG dual-fuel 16,800 TEU container vessels (the “Newbuilding Containership Vessels”) with scheduled deliveries in 2028 and an aggregate contract cost of approximately $1 billion. Concurrently, the Company agreed 10-year time charters relating to each of the Newbuilding Containership Vessels to a leading liner company from their respective deliveries, adding approximately $1.2 billion to the fixed-rate charter backlog.

In July 2024, the Company agreed to enter into new five-year time charters on four 8,700 TEU container vessels, which will add approximately $240 million to the Company’s fixed-rate charter backlog.

Market Outlook

We believe that the increase in newbuilding prices, the decrease in yard capacity and the low orderbook as a percentage of the overall fleet create vessel supply restrictions that limit fleet expansion, which, coupled with increasing seaborne trade, provides the basis for an attractive market outlook in terms of earnings and asset values.

Corporate Information

We are SFL Corporation Ltd. a company incorporated under the laws of Bermuda on October 10, 2003, as a Bermuda exempted company under the Companies Act (Company No. EC-34296). We are engaged primarily in the ownership and operation of vessels and offshore related assets, and also involved in the charter, purchase and sale of assets. We operate through our vessel owning and other subsidiaries incorporated in Bermuda, Cyprus, Liberia, Norway, Singapore, the United Kingdom and the Marshall Islands. Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number is +1 (441) 295-9500. We maintain an internet site at https://www.sflcorp.com.

The information contained at our internet site is not incorporated by reference into this prospectus supplement, and you should not consider it a part of this prospectus supplement.

The information above concerning us is only a summary and does not purport to be comprehensive or complete. For additional information about us, you should refer to the information described in “Where You Can Find Additional Information” in this prospectus supplement.

THE OFFERING

The Issuer	SFL Corporation Ltd.

Common Shares Outstanding as of the Date of this Prospectus Supplement	137,708,524(1)

Common Shares to be Offered by the Company	8,000,000 common shares (or 9,200,000 common shares, assuming full exercise of the underwriters’ over-allotment option to purchase additional shares).

Common Shares to be Outstanding Immediately After this Offering	145,708,524 common shares (or 146,908,524 common shares, assuming full exercise of the underwriters’ over-allotment option to purchase additional shares).

NYSE Symbol	“SFL”

Use of Proceeds

We estimate that we will receive net proceeds of approximately $    million from this offering assuming the underwriters’ over-allotment option to purchase additional shares is not exercised, and approximately $    million if the underwriters’ over-allotment option to purchase additional shares is exercised in full, in each case after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from any sales of common shares from this offering, after deducting the underwriters’ commissions and our offering expenses, for general corporate purposes, including but not limited to fund vessel acquisitions. We continuously evaluate potential transactions that we believe will be accretive to earnings, enhance shareholder value or are in the best interests of the Company, which may include pursuit of other business combinations, the acquisition of vessels or related businesses, the expansion of our operations, repayment of existing debt, share repurchases, short term investments, other equity or debt offerings or other transactions.

(1)

As of the date of this prospectus supplement, there were a total of 137,708,524 common shares were outstanding, which includes (i) 8,000,000 shares issued as part of a share lending arrangement relating to the Company’s issuance of 5.75% senior unsecured convertible notes in October 2016 and 3,765,842 shares issued as a part of a share lending arrangement relating to the Company’s issuance of 4.875% senior unsecured convertible notes in April and May 2018; and excludes (ii) 1,095,095 shares repurchased by the Company under its Share Repurchase Program and held as treasury stock as at March 31, 2024. The Company entered into a general share lending agreement with another counterparty and after the maturity of the bonds, 8,000,000 shares and 3,765,142 shares (as reduced by 700 shares which were cancelled), respectively, from each issuance under the two initial share lending arrangements described above were transferred into such counterparty’s custody.

Risk Factors

Investing in our common shares involves risks. You should carefully consider the risks discussed under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 9 of the accompanying base prospectus in our Registration Statement on Form F-3ASR, effective April 28, 2023, in our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Commission on March 14, 2024, and under the caption “Risk Factors” or any similar caption in the documents that we subsequently file with the Commission that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus, and in any free writing prospectus that you may be provided in connection with the offering of common shares pursuant to this prospectus supplement and the accompanying base prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and the discussion of risks in this prospectus supplement, the accompanying base prospectus, and the documents incorporated into each by reference, including those in our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Commission on March 14, 2024, and the documents we have incorporated by reference in this prospectus supplement, including the section entitled “Risk Factors” in future annual reports that summarize the risks that may materially affect our business before making an investment in our securities. Please see the section in this prospectus supplement entitled “Where You Can Find Additional Information.”

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or the market value of our common shares.

The price of our common shares after this offering may be volatile.

The price of our common shares may fluctuate due to factors such as:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	changes in key management personnel;

•	any reductions in the payment of our dividends or changes in our dividend policy;

•

mergers and strategic alliances in the shipping and offshore industries, including the crude oil tanker, dry bulk carrier, container vessel, car carrier, jack-up drilling rig, ultra-deepwater drilling, chemical tanker and oil product tanker industries;

•	market conditions in the shipping and offshore industries;

•	changes in government regulation;

•	the failure of securities analysts to publish research about us after this offering, or shortfalls in our operating results from levels forecast by securities analysts;

•	perceived or actual inability by our chartering counterparts to fully perform under the charter parties, including the charterers of our drilling units; and

•	third party announcements concerning us or our competitors.

The shipping and offshore industries have been highly unpredictable and volatile. The market for our common shares in this industry may be equally volatile. Consequently, you may not be able to sell the common shares at prices equal to or greater than those paid by you in this offering.

We may issue additional common shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common shares.

Changes in our dividend policy could adversely affect holders of our common shares.

Any dividend on our common shares that we declare is at the discretion of our Board of Directors and subject to the requirements of Bermuda law. We cannot assure you that our dividend will not be reduced or eliminated in the future, and changes in our dividend policy could adversely affect the market price of our common shares. Our profitability and corresponding ability to pay dividends is substantially affected by amounts we receive through charter hire and profit-sharing payments from our charterers. Our entitlement to profit sharing payments, if any, is based on the financial performance of our vessels which is outside of our control. If our charter hire and profit-sharing payments decrease substantially, we may not be able to continue to pay dividends at present levels, or at all. We are also subject to contractual limitations on our ability to pay dividends pursuant to certain debt agreements, and we may agree to additional limitations in the future. Additional factors that could affect our ability to pay dividends include statutory and contractual limitations on the ability of our subsidiaries to pay dividends to us, including under current or future debt arrangements, economic conditions, and macroeconomic impacts on our business and financial condition, such as inflationary pressure, and other factors the Board of Directors may deem relevant.

We will need to procure significant additional financing, which may be difficult to obtain on acceptable terms or at all, in order to take delivery of our Newbuilding Containership Vessels.

The Company has entered into newbuilding contracts to build the Newbuilding Containership Vessels with scheduled deliveries in 2028 and an aggregate contract cost of approximately $1 billion.

In order to complete the construction of our Newbuilding Containership Vessels, we will need to procure additional financing. We cannot be certain that additional financing will be available on acceptable terms or at all. If additional financing is not available when needed, or is available only on unfavorable terms, we may be unable to take delivery of one or more of our Newbuilding Containership Vessels, in which case we would be prevented from realizing revenues from the Newbuilding Containership Vessels and we could lose the portion of the purchase price that has already been and will be paid during construction. We may also incur additional costs and liability to the shipyards, which may pursue claims against us under our newbuilding construction contracts and retain and sell our Newbuilding Containership Vessels and other newbuilding vessels to third parties.

We may become subject to corporate income tax in Bermuda in the future.

As discussed further in the section of this Prospectus Supplement entitled “Taxation—Bermuda Taxation,” in December 2023, Bermuda passed into law the Corporate Income Tax 2023 in response to the Organisation for Economic Co-operation and Development’s (the “OECD”) Pillar Two global minimum tax initiative to impose a 15% corporate income tax that will be effective for fiscal years beginning on or after January 1, 2025, and which may apply to us.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $    million from this offering assuming the underwriters’ over-allotment option to purchase additional shares is not exercised, and approximately $    million if the underwriters’ over-allotment option to purchase additional shares is exercised in full, in each case after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from any sales of common shares from this offering, after deducting the underwriters’ commissions and our offering expenses, for general corporate purposes, including but not limited to vessel acquisitions. We continuously evaluate potential transactions that we believe will be accretive to earnings, enhance shareholder value or are in the best interests of the Company, which may include pursuit of other business combinations, the acquisition of vessels or related businesses, the expansion of our operations, repayment of existing debt, share repurchases, short term investments, other equity or debt offerings or other transactions.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2024, on an:

•	actual basis;

•	as adjusted basis to give effect to the following:

•	the issuance of $150 million 8.25% senior unsecured sustainability linked bonds due 2028;

•	the redemption at maturity of the NOK700 million senior unsecured floating rate bonds due 2027; and

•	as further adjusted basis to give effect to this offering and the use of proceeds.

Other than these adjustments, there have been no material changes to our capitalization since March 31, 2024.

You should read the information below in conjunction with the section of this prospectus supplement entitled “Use of Proceeds” and the consolidated financial statements and related notes included in our Annual Report on Form 20-F for the year ended December 31, 2023 and the consolidated financial statements and related notes included in our Quarterly Report on Form 6-K for the quarter ended March 31, 2024, filed with the Commission on March 14, 2024 and May 28, 2024, respectively, and incorporated by reference herein.

	March 31, 2024
(in thousands of $)	Actual	As adjusted	As further adjusted(1)
Cash and cash equivalents	$168,153	$154,058	$
Debt
Secured bank debt	$933,808	$933,808	$
NOK700 million senior unsecured floating rate bonds due 2024	$64,095	—		$—
NOK600 million senior unsecured floating rate bonds due 2025	$54,411	$54,411	$
7.25% senior unsecured sustainability-linked bonds due 2026	$150,000	$150,000	$
U.S. dollar denominated fixed-rate debt due 2026	$148,500	$148,500	$
8.875% senior unsecured sustainability-linked bonds due 2027	$150,000	$150,000	$
8.250% senior unsecured sustainability-linked bonds due 2028	—	$150,000	$
Lease debt financing	$714,052	$714,052	$
$8.4 million senior unsecured term loan facility	$8,440	$8,440	$

Total debt	$2,223,306	$2,309,211	$
Finance lease liability	$405,486	$405,486	$
Share capital	$1,388	$1,388	$
Additional paid in capital	$618,587	$618,587	$
Other equity	$430,382	$430,382	$

Total shareholders’ equity(2)	$1,050,357	$1,050,357	$

Total capitalization(3)	$3,679,149	$3,765,054	$

(1)	Cash and cash equivalents includes a total cash outlay of approximately $104 million.
(2)

300,000,000 common shares authorized, par value $0.01 per share; as of the date of this prospectus supplement, there were a total of 137,708,524 common shares were outstanding, which includes (i) 8,000,000 shares issued as part of a share lending arrangement relating to the Company’s issuance of 5.75% senior unsecured convertible notes in October 2016 and 3,765,842 shares issued as a part of a share lending arrangement relating to the Company’s issuance of 4.875% senior unsecured convertible notes in April and May 2018; and excludes (ii) 1,095,095 shares repurchased by the Company under its Share Repurchase

Program and held as treasury stock as at March 31, 2024. The Company entered into a general share lending agreement with another counterparty and after the maturity of the bonds, 8,000,000 shares and 3,765,142 shares (as reduced by 700 shares which were cancelled), respectively, from each issuance under the two initial share lending arrangements described above were transferred into such counterparty’s custody.

(3)	Total amount excludes deferred charges equal to approximately $16 million.

DIVIDEND POLICY

Our Board of Directors adopted a policy in May 2004 in connection with our public listing, whereby we seek to pay a regular quarterly dividend, the amount of which is based on our contracted revenues and growth prospects. Our goal is to increase our quarterly dividend as we grow the business, but the timing and amount of dividends, if any, is at the sole discretion of our Board of Directors and will depend upon, among other things, our operating results, financial condition, cash requirements, restrictions in terms of financing arrangements and other relevant factors.

We have paid dividends for 81 consecutive quarters. Our ability to pay dividends is always subject to the discretion of our Board of Directors, the requirements of Bermuda law and the limitations contained in our bond and debt facilities and there can be no assurance we will continue to pay dividends in similar amounts, if at all. Please see “Risk Factors—Changes in our dividend policy could adversely affect holders of our common shares.”

We have paid the following cash dividends in 2021, 2022, 2023 and 2024:

Period	Payment Date	Amount Per Share
2021
Q1 2021	June 29, 2021	$0.15
Q2 2021	September 29, 2021	$0.15
Q3 2021	December 29, 2021	$0.18
Q4 2021	March 29, 2022	$0.20
2022
Q1 2022	June 29, 2022	$0.22
Q2 2022	September 29, 2022	$0.23
Q3 2022	December 29, 2022	$0.23
Q4 2022	March 30, 2023	$0.24
2023
Q1 2023	June 30, 2023	$0.24
Q2 2023	September 29, 2023	$0.24
Q3 2023	December 28, 2023	$0.25
Q4 2023	March 28, 2024	$0.26
2024
Q1 2024	June 26, 2024	$0.27

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the description of our share capital and the material terms of our amended Memorandum of Association and Bye-laws. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of share capital and the material terms of our amended Memorandum of Association and Bye-laws contained in our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Commission on March 14, 2024, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus supplement and that are incorporated by reference herein, together with our amended Memorandum of Association and Bye-laws, copies of which have been filed as exhibits thereto. Please see the section of this prospectus supplement entitled “Where You Can Find Additional Information.”

Purpose

The Memorandum of Association of the Company was previously filed on May 21, 2004 as Exhibit 3.1 to its Registration Statement on Form F-4 (File No. 333-115705) and is incorporated by reference herein.

The purposes and powers of the Company are set forth in Items 6(1) and 7(a) through (h) of its Memorandum of Association and in the Second Schedule of the Companies Act of 1981 of Bermuda. These purposes include exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract, indemnity or suretyship to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.

The Company’s Bye-laws

At the 2007 Annual General Meeting of the Company, the shareholders voted to amend the Company’s Bye-laws to ensure conformity with recent revisions to the Companies Act 1981 of Bermuda, as amended. These amended Bye-laws of the Company, as adopted by the Company’s shareholders on September 28, 2007, and as further amended on September 20, 2013, September 23, 2016 and September 30, 2022 are hereby incorporated by reference into this prospectus supplement.

Bermuda law permits the Bye-laws of a Bermuda company to contain provisions exempting (except in relation to an allegation of fraud or dishonesty proved against them) from personal liability a director, alternate director, officer, member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators to the company from any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof. Bermuda law also grants companies the power generally to indemnify directors, alternate directors and officers of the company and any members authorized under Bye-law 98, resident representatives or their respective heirs, executors or administrators if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, alternate director or officer of the company or member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators or was serving in a similar capacity for another entity at the company’s request.

The Company’s shareholders have no pre-emptive, subscription, redemption, conversion or sinking fund rights. Shareholders are entitled to one vote for each share held of record on all matters submitted to a vote of the Company’s shareholders. Shareholders have no cumulative voting rights. Shareholders are entitled to dividends if and when they are declared by the Company’s Board of Directors, subject to any preferred dividend right of holders of any preference shares. Directors to be elected by shareholders require a simple majority of votes cast at a meeting at which a quorum is present. For all other matters, unless a different majority is required by law or the Company’s Bye-laws, resolutions to be approved by shareholders require approval by a simple majority of votes cast at a meeting at which a quorum is present.

Upon the Company’s liquidation, dissolution or winding up, shareholders will be entitled under Bermuda law to receive, ratably, its net assets available after the payment of all its debts and liabilities and any preference amount owed to any preference shareholders. The rights of shareholders, including the right to elect directors, are subject to the rights of any series of preference shares the Company may issue in the future.

Under the Company’s Bye-laws, annual meetings of shareholders will be held at a time and place selected by its Board of Directors each calendar year, but in no event shall any such meeting be held in Norway or the United Kingdom. Special meetings of shareholders may be called by its Board of Directors at any time and, pursuant to Bermuda law, special meetings must be called at the request of shareholders holding at least 10% of the Company’s paid-up share capital carrying the right to vote at general meetings. Under the Company’s Bye-laws, five days’ notice of an annual meeting or any special meeting must be given to each shareholder entitled to vote at that meeting. Under Bermuda law, accidental failure to give notice will not invalidate proceedings at a meeting. The Company’s Board of Directors may set a record date at any time before or after any date on which such notice is dispatched.

Special rights attaching to any class of the Company’s shares may be altered or abrogated with the consent in writing of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.

The Company’s Bye-laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with the Company or in which the Company is otherwise interested. The Company’s Bye-laws provide its Board of Directors the authority to exercise all of the powers of the Company to borrow money and to mortgage or charge all or any part of the Company’s property and assets as collateral security for any debt, liability or obligation. The Company’s directors are not required to retire because of their age, and the Company’s directors are not required to be holders of the Company’s common shares. The Company’s Board of Directors shall at all times comprise a majority of directors who are not resident in the United Kingdom. Directors serve for one-year terms, and shall serve until re-elected or until their successors are appointed at the next annual general meeting.

The Company’s Bye-laws provide that no director, alternate director, officer, person or member of a committee authorized under Bye-law 98, if any, resident representative, or his heirs, executors or administrators, which the Company refers to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in the Company’s formation, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency or deficiency of any security in or upon which any of the Company’s monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of the Company’s funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, alternate director, officer, committee member or resident representative in his reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election. In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he is acquitted. The Company is authorized to purchase insurance to cover any liability an indemnitee may incur under the indemnification provisions of the Company’s Bye-laws.

Authorized Capitalization

Under the Company’s amended Memorandum of Association, the Company’s authorized capital consists of $3,000,000, comprising 300,000,000 common shares, which may include related purchase rights for the Company’s common or preferred shares, having a par value of $0.01 each, of which 137,708,524 common shares are issued and outstanding as of March 31, 2024.

Reconciliation of the Number of Common Shares Outstanding through the Date of this Prospectus Supplement

Common shares outstanding at December 31, 2021	138,551,387
Number of common shares issued in connection with the Share Option Scheme	10,786

Common shares outstanding at December 31, 2022	138,562,173
Number of shares repurchased under the Share Repurchase Program	(1,095,095)

Common shares outstanding at December 31, 2023	137,467,078
Number of common shares issued in connection with the Share Option Scheme	207,146
Number of common shares cancelled	(700)
Number of common shares issued in connection with the Share Option Scheme	35,000

Common shares outstanding as of the date of this prospectus supplement	137,708,524

Share Option Scheme

In September 2022, the Company issued a total of 10,786 new common shares pursuant to our share option scheme (the “Share Option Scheme”) following the exercise of 85,500 share options. The weighted average exercise price of the options exercised was $8.87 per share and the total intrinsic value of the options exercised was $0.1 million.

During the three months ended March 31, 2024, 475,000 share options were exercised with a total intrinsic value of $2.7 million on the day of exercise. The Company issued a total of 207,146 new shares in full satisfaction of this intrinsic value, with no cash exchanges. The weighted average exercise price of the options exercised was $7.36 per share.

In May 2024, 35,000 share options were exercised. The Company issued a total of 35,000 new shares against cash exchange of the accumulated exercise price. The weighted average exercise price of the options exercised was $6.89 per share.

Share Repurchase Program

On May 8, 2023, the Board of Directors authorized the repurchase of up to an aggregate of $100.0 million of our common shares until June 30, 2024. During the year ended December 31, 2023, we repurchased a total of 1,095,095 shares, at an average price of approximately $9.27 per share, with principal amounts totaling $10.2 million.

Share Cancellation

During the three months ended March 31, 2024, the Company cancelled 700 shares, which were previously held by the Company’s transfer agent.

Common Shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive, ratably, all dividends, if any, declared by the Company’s Board of Directors out of funds legally available for dividends. Upon the Company’s dissolution or liquidation or the sale of all or substantially all of the Company’s assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of the Company’s common shares will be entitled to receive pro rata the Company’s remaining assets available for distribution. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any of the Company’s securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares which the Company may issue in the future.

Preferred Shares

The material terms of any series of preferred shares that the Company offers through a prospectus supplement will be described in that prospectus supplement. The Company’s Board of Directors is authorized, subject to shareholder approval, to provide for the issuance of preferred shares in one or more series with designations as may be stated in the shareholder resolution or resolutions providing for the issue of such preferred shares. At the time that any series of the Company’s preferred shares is authorized, the Company will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. The Company could issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of the Company’s common shares or make it more difficult to effect a change in control. The Company’s preferred shares could be used to dilute the share ownership of persons seeking to obtain control of the Company and thereby hinder a possible takeover attempt which, if the Company’s shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to the Company’s shareholders.

Registrar and Transfer Agent

The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.

Listing

Our common shares are listed on the NYSE under the symbol “SFL.”

TAXATION

The following is a discussion of U.S. federal income and Bermuda tax considerations relevant to the ownership and disposition by a U.S. Holder and a Non-U.S. Holder, each as defined below, of our common shares acquired pursuant to this offering. This discussion does not purport to deal with the tax consequences of owning our common shares to specific holders, some of which, such as banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our common shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, persons that generally mark their securities to market for U.S. federal income tax purposes, traders in securities that have elected the mark-to-market method of accounting for their securities, retirement plans, individual retirement accounts or other tax deferred accounts, certain former citizens or residents of the United States, persons who received our common shares as compensatory payments, controlled foreign corporations, passive foreign investment companies, persons liable for alternative minimum tax, partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities, dealers and traders in securities or currencies, U.S. Holders whose functional currency is not the U.S. dollar, investors that own, directly or under applicable constructive ownership rules, 10% or more of our stock by vote or value, investors that are required to recognize income no later than when such income is recognized on an applicable financial statement, may be subject to special rules. This discussion deals only with U.S. Holders who purchase common shares in this offering and hold such common shares as a capital asset (generally, assets held for investment) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences or the consequences of the net investment income tax. You are encouraged to consult your tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or non-U.S. law of the ownership and disposition of our common shares.

U.S. Taxation

Taxation of the Company’s Shipping Income: In General

The Company, through its subsidiaries, anticipates that it will derive a significant portion of its gross income from the use and operation of vessels in international commerce and that this income will principally consist of freights from the transportation of cargoes, hire or lease from time or voyage charters and the performance of services directly related thereto, which the Company refers to as “shipping income.”

50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be treated as derived from sources within the United States. 100% of shipping income attributable to transportation that both begins and ends in the United States will be treated as derived from sources within the United States. The Company is not permitted by law to engage in transportation that gives rise to 100% U.S. source income.

100% of shipping income attributable to transportation exclusively between non-U.S. ports will be treated as derived from sources outside the United States. Shipping income derived from sources outside the United States is generally not subject to U.S. federal income tax.

Based upon the Company’s anticipated shipping operations, the Company’s vessels will operate in various parts of the world, including to or from U.S. ports. Unless exempt from U.S. federal income taxation under Section 883 of the Code, the Company will be subject to U.S. federal income taxation, in the manner discussed below, to the extent its shipping income is considered derived from sources within the United States.

Application of Section 883 of the Code

Under the relevant provisions of Section 883 of the Code, or Section 883, the Company will be exempt from U.S. federal income taxation on its shipping income derived from sources within the United States if:

(i) It is organized in a “qualified foreign country,” which is a foreign country that grants an equivalent exemption from tax to corporations organized in the United States in respect of the shipping income for which exemption is being claimed under Section 883, and which the Company refers to as the Country of Organization Requirement; and

(ii) It can satisfy any one of the following two stock ownership requirements for more than half the days during the taxable year:

(A) the Company’s stock is “primarily and regularly traded on an established securities market” located in the United States or a “qualified foreign country,” which the Company refers to as the Publicly-Traded Test; or

(B) more than 50% of the Company’s stock, by value, is beneficially owned by any combination of one or more individuals who are residents of a “qualified foreign country” or foreign corporations that satisfy the Country of Organization Requirement and the Publicly-Traded Test, which the Company refers to as the 50% Ownership Test.

The U.S. Treasury Department has recognized Bermuda, the country of incorporation of the Company and certain of its subsidiaries, as a “qualified foreign country.” In addition, the U.S. Treasury Department has recognized Liberia, the Marshall Islands, Malta and Cyprus, the countries of incorporation of certain of the Company’s vessel-owning subsidiaries, each as a “qualified foreign country.” Accordingly, the Company and its subsidiaries that earn shipping income satisfy the Country of Organization Requirement.

Therefore, the Company qualifies for exemption under Section 883 if it satisfies one of the stock ownership requirements described in clause (ii) above.

The Treasury Regulations under Section 883 provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock that is traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that is traded during that year on established securities markets in any other single country. An “established securities market” includes a national securities exchange that is registered under section 6 of the Securities Act of 1934. The NYSE is a national securities exchange that is registered under section 6 of the Securities Act of 1934. Our common shares are only traded on the NYSE. Accordingly, our common shares are expected to be treated as primarily traded on an established securities market in the United States.

The Publicly-Traded Test also requires our common shares be “regularly traded” on an established securities market. Under the Treasury Regulations, our common shares are considered to be “regularly traded” on an established securities market if shares representing more than 50% of our outstanding common shares, by both total combined voting power of all classes of stock entitled to vote and total value, are listed on the market, referred to as the “listing threshold.” The Treasury Regulations further require that with respect to each class of stock relied upon to meet the listing threshold (i) such class of stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year, which is referred to as the “trading frequency test”, and (ii) the aggregate number of shares of such class of stock traded on such market during the taxable year is at least 10% of the average number of shares of such class of stock outstanding during such year (as appropriately adjusted in the case of a short taxable year), which is referred to as the “trading volume test.” Even if we do not satisfy both the trading frequency and trading volume tests, the Treasury Regulations provide that the trading frequency and trading volume tests will be deemed satisfied if our common shares are traded on an established securities market in the United States and such stock is regularly quoted by dealers making a market in our common shares, such as the NYSE, on which our common shares are listed.

We believe the Company satisfied the Publicly-Traded Test for the 2023 taxable year, because we believe the Company’s common shares were primarily and regularly traded on the NYSE, an established securities market in the United States, on more than half the days in the 2023 taxable year. For the current taxable year, we anticipate satisfying the Publicly-Traded Test, although no assurance can be given in this regard.

Notwithstanding the foregoing, our common shares will not be considered to be regularly traded on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding common shares are owned, directly or constructively under certain stock attribution rules, on more than half the days during the taxable year, by persons who each own 5% or more of the value of our common shares, which we refer to as the 5% Override Rule.

In order to determine the persons who directly or constructively own 5% or more of our common shares, or 5% Shareholders, we are permitted to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the U.S. Securities and Exchange Commission as having a 5% or more beneficial interest in our common shares. In addition, an investment company identified on a Schedule 13G or Schedule 13D filing which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.

For our 2023 taxable year, we do not believe that we were subject to the 5% Override Rule and, therefore, we believe that we satisfied the Publicly-Traded Test. There are, however, factual circumstances beyond our control that could cause the Company to fail to qualify for the Section 883 exemption and thereby become subject to U.S. federal income tax on its U.S. source shipping income. For example, Hemen owned as much as approximately 18.7% of our outstanding common shares during the 2023 taxable year. There is, therefore, a risk that the Company could no longer qualify for exemption under Section 883 for a particular taxable year if other 5% Shareholders were, in combination with Hemen, to own 50% or more of the outstanding common shares of the Company on more than half the days during the taxable year. Due to the factual nature of the issues involved, there can be no assurances as to whether the Company or any of its subsidiaries satisfy or will continue to satisfy the Publicly-Traded Test.

The 5% Override Rule will not apply if we can establish that among the closely-held group of 5% Shareholders, there are sufficient 5% Shareholders that are considered to be “qualified shareholders” for purposes of Section 883 to preclude non-qualified 5% Shareholders in the closely-held group from owning 50% or more of our common shares for more than half the number of days during the taxable year.

In any year that the 5% Override Rule applies to us, we will be eligible for the exemption from tax under Section 883 if we satisfy the Publicly-Traded Test (which requires, among other things, that the exception to the 5% Override Rule applies) or if we satisfy the 50% Ownership Test. In either case, certain substantiation and reporting requirements regarding the identity of our shareholders must be satisfied in order to qualify for the Section 883 exemption. These requirements are onerous and there is no assurance that we will be able to satisfy them.

Taxation in Absence of the Section 883 Exemption

To the extent we do not qualify for exemption under Section 883 with respect to any item of U.S. source income, the Company’s U.S. source shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as discussed below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without deductions, which we refer to as the “4% gross basis tax regime.” Since, under the sourcing rules described above, no more than 50% of the Company’s shipping income can be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on the Company’s gross shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, would never exceed 2% under the 4% gross basis tax regime.

Our U.S. source shipping income will be considered “effectively connected” with the conduct of a U.S. trade or business if:

(i) we had, or were treated as having, a fixed place of business in the United States involved in the earning of U.S. source shipping income; and

(ii) substantially all of our U.S. source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that followed a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States, or, in the case of income from the chartering of a vessel, is attributable to a fixed place of business in the United States.

We do not have, nor will we permit circumstances that would result in having, any vessel sailing to or from the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S. source shipping income is or will be “effectively connected” with the conduct of a U.S. trade or business.

To the extent we do not qualify for exemption under Section 883 and our U.S. source shipping income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as discussed above, any such “effectively connected” U.S. source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax imposed at a rate of 21%. In addition, we may be subject to the 30% “branch profits” tax on earnings “effectively connected” with the conduct of such U.S. trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of such U.S. trade or business.

Gain on Sale of Vessels

Regardless of whether we qualify for exemption under Section 883, we will not be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer of the vessel outside of the United States. It is expected that any sale of a vessel by us will be treated as occurring outside of the United States.

U.S. Taxation of Our Other Income

In addition to our shipping operations, we operate drilling rigs on charter to third parties in various parts of the world. We are not engaged in a trade or business in the United States, and therefore, we do not expect to be subject to U.S. federal income tax on any of our income from such charters.

Taxation of U.S. Holders

The following is a discussion of U.S. federal income tax considerations relevant to the ownership and disposition by a U.S. Holder, as defined below, of our common shares. This discussion does not purport to deal with the tax consequences of owning our common shares to specific U.S. Holders, some of which may be subject to special rules. You are encouraged to consult your tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or non-U.S. law of the ownership and disposition of our common shares.

As used herein, the term “U.S. Holder” means a beneficial owner of our common shares that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or other entity classified as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our common shares, the U.S. federal income tax considerations relating to the ownership and disposition of our common shares to the partnership or a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership (or any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holding our common shares, you are encouraged to consult your tax advisor regarding the U.S. federal income tax consequences applicable to the partnership and its partners of the ownership and disposition of our common shares.

Persons considering an investment in our common shares should consult their tax advisors as to the particular tax consequences applicable to them relating to the ownership and disposition of our common shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Distributions

Subject to the discussion below of passive foreign investment companies, or PFICs, the gross amount of any distribution made by us with respect to our common shares to a U.S. Holder generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in the U.S. Holder’s common shares, and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will generally not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us.

Dividends paid on our common shares to a U.S. Holder who is an individual, trust or estate, will generally be treated as “qualified dividend income” that is taxable to such U.S. Holder at preferential tax rates if (1) (a) we are eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) our common shares are readily tradable on an established securities market in the United States; (2) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year; and (3) the U.S. Holder has owned the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend.

We believe that, under currently applicable rules, our common shares are treated as readily tradeable on an established securities market in the United States. Additionally, as discussed further below, we do not believe we are or have ever been a PFIC, and we do not anticipate that we will be a PFIC in any future year. Accordingly, dividends paid by us to a U.S. Holder that satisfies the holding period requirement are generally expected to be treated as “qualified dividend income.” However, there are no assurances that our common shares will be treated as regularly traded on an established securities market in the United States at the time we make a distribution on our common shares. Additionally, no assurances can be given that we are not or will not become a PFIC. Thus, there is no assurance that any dividends paid on our common shares will be eligible for these preferential rates in the hands of a U.S. Holder. Any dividends paid by the Company which are not eligible for these preferential rates will generally be taxed as ordinary income to a U.S. Holder. Distributions on our common shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income.

Sale, Exchange or other Disposition of Common Shares

Assuming we do not constitute a PFIC for any taxable year, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our common shares in an amount equal to the difference between the amount realized (generally, the amount of cash plus the fair market value of any property received) by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such common shares. Such gain or loss will generally be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the common shares is greater than one year at the time of the sale, exchange or other disposition. Otherwise, it will be treated as short-term capital gain or loss. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations. Any gain or loss recognized from the sale or other disposition of our common shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Status and Tax Considerations

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder held our common shares, either (a) at least 75% of our gross income for such taxable year consists of “passive income” (e.g., dividends, interest, capital gains and rents and royalties derived other than in the active conduct of a rental business, and gains derived from the sale or exchange of property that gives rise to passive income), or (b) at least 50% of the average value of the assets held by us during such taxable year produce, or are held for the production of, “passive income.” Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services generally will not constitute passive income. By contrast, rental income will generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.

Although there is no legal authority directly on point, we believe that, for purposes of determining whether we are a PFIC, the gross income we derive or are deemed to derive from the time chartering activities of our wholly-owned subsidiaries more likely than not constitutes services income, rather than rental income. Correspondingly, we believe that such income does not constitute “passive income,” and the assets that we or our wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, do not constitute passive assets for purposes of determining whether we are a PFIC. We believe there is substantial legal authority supporting our position consisting of case law and Internal Revenue Service, or IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes.

Based on our past, current and anticipated chartering activities, we do not believe that we have been treated as a PFIC for any prior taxable year nor will be treated as a PFIC for the current or future taxable years, although no assurance can be given in this regard. We intend to take the position that we were not treated as a PFIC for our 2023 taxable year or any prior taxable year

Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets. We note that there is no direct legal authority under the PFIC rules addressing our current and proposed method of operation. In addition, our status as a PFIC is a fact-intensive determination made on an annual basis after the end of each taxable year. Although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future. Accordingly, no assurance can be given that the IRS or a court of law will accept our position, and there is a significant risk that the IRS or a court of law could determine that we are a PFIC.

If we are a PFIC for any year during which a U.S. Holder holds our common shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds our common shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our common shares. If the election is made, the U.S. Holder will be deemed to sell the common shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime described below. After the deemed sale election, the U.S. Holder’s common shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our common shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime described below on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC, even though such U.S. Holder may not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund”, which election we refer to as a QEF Election. As an alternative to making a QEF Election, a U.S. Holder may be able to make a “mark-to-market” election with respect to our common shares, as discussed below, and which election we refer to as a Mark-to-Market Election. In any event, if we were to be treated as a PFIC for any taxable year ending on or after December 31, 2013, a U.S. Holder would be required to file an annual report with the Internal Revenue Service for that year with respect to their holding in our common shares.

Taxation of U.S. Holders Making a Timely QEF Election

If we were to be treated as a PFIC for any taxable year and a U.S. Holder makes a timely QEF Election, which U.S. Holder we refer to as an Electing Holder, the Electing Holder must report each year for U.S. federal income tax purposes its pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. The Electing Holder’s adjusted tax basis in the common shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common shares and will not be taxed again once distributed. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. A U.S. Holder makes a QEF Election with respect to any taxable year that we are a PFIC by filing one copy of IRS Form 8621 with its U.S. federal income tax return. To make a QEF Election, a U.S. Holder must receive certain tax information from us annually. There can be no assurances that we will or that we will be able to provide such information annually. An Electing Holder that has made a timely QEF Election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our common shares will generally recognize capital gain or loss on the sale, exchange or other disposition of our common shares and will not be subject to an interest charge under the PFIC rules. The QEF Election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS.

Although a determination as to our PFIC status will be made annually, if we are a PFIC for any year during which a U.S. Holder holds our common shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds our common shares, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder that makes the QEF Election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our common shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF Election inclusion regime with respect to our common shares for any taxable year of ours that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF Election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds our common shares, the PFIC rules discussed below will continue to apply to such common shares unless the holder makes a “deemed sale” election under the PFIC rules. If the U.S. Holder makes such a deemed sale election, the U.S. Holder may thereafter make a QEF Election. The deemed sale election creates a deemed sale of such common shares at their fair market value. The gain recognized by the deemed sale election attributable to the pre-QEF Election period will be subject to the special tax and interest charge rules treating the gain as an excess distribution under the general PFIC rules described below. As a result of the deemed sale election, the U.S. Holder will have a new basis and holding period in the common shares for purposes of the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

Taxation of U.S. Holders Making a Mark-to-Market Election

Alternatively, if we were to be treated as a PFIC for any taxable year and our common shares are treated as “marketable stock,” a U.S. Holder would be permitted to make a Mark-to-Market Election with respect to our common shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. Our common shares will be marketable stock as long as they remain listed on NYSE and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. However, no assurances can be made that our common shares will be marketable stock. If a Mark-to-Market Election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such holder’s adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder’s tax basis in its common shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would first be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder and thereafter be treated as capital loss.

A Mark-to-Market Election will not apply to common shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we currently own or that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime described below with respect to any lower-tier PFICs that we currently own or that we may organize or acquire in the future notwithstanding the U.S. Holder’s Mark-to-Market Election for our common shares.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

Finally, if we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF Election or a Mark-to-Market Election for that year, whom we refer to as a Non-Electing Holder, would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common shares in a taxable year in excess of 125 % of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common shares), and (2) any gain realized on the sale, exchange or other disposition (including a pledge) of our common shares, whether or not we continue to be a PFIC. Under these special rules:

(i) the excess distribution or gain would be allocated ratably over the Non-Electing Holders’ aggregate holding period for the common shares;

(ii) the amount allocated to the current taxable year and any taxable years before the Company became a PFIC would be taxed as ordinary income earned in the current taxable year; and

(iii) the amount allocated to each of the other taxable years would be subject to tax at the highest marginal rate of tax in effect for individuals or corporations, as applicable, for each such taxable year, and an interest charge generally applicable to underpayments of tax would be imposed with respect to the resulting tax attributable to each such other taxable year.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the ownership and disposition of our common shares, the consequences to them of an investment in a PFIC, any elections available with respect to our common shares and the IRS information reporting obligations with respect to the ownership and disposition of common shares of a PFIC.

Taxation of Non-U.S. Holders

A beneficial owner of common shares that is not a U.S. Holder or a partnership for U.S. federal income tax purposes is referred to herein as a Non-U.S. Holder.

Dividends on Common Shares

Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax on dividends received from us with respect to our common shares, unless that dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If the Non-U.S. Holder is eligible for the benefits of an income tax treaty to which the United States is a party with respect to the dividends, such income is taxable to the extent it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States.

Sale, Exchange or Other Disposition of Common Shares

Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, exchange or other disposition of our common shares, unless:

(i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if the Non-U.S. Holder is eligible for the benefits of an income tax treaty with respect to the gain, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

(ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

If the Non-U.S. Holder is engaged in a U.S. trade or business for U.S. federal income tax purposes, the income from our common shares, including dividends and any gain from the sale, exchange or other disposition of our common shares, that is effectively connected with the conduct of that trade or business will generally be subject to regular U.S. federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, if you are a corporate Non-U.S. Holder, your earnings and profits that are attributable to the effectively connected income, subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or certain other payments, made to you with certain connections to the United States will be subject to information reporting requirements. Such payments will also be subject to backup withholding at the applicable tax rate (currently 24%) if you are a non-corporate U.S. Holder and you:

(i) fail to provide an accurate taxpayer identification number;

(ii) are notified by the IRS that you have failed to report all interest or dividends required to be shown on your U.S. federal income tax returns; or

(iii) in certain circumstances, fail to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on an applicable IRS Form W-8.

If you are a Non-U.S. Holder and you sell your common shares to or through a U.S. office of a broker, the payment of the proceeds may be subject to U.S. backup withholding and information reporting unless you certify that you are a non-U.S. person, under penalties of perjury, or otherwise establish an exemption. If you sell your common shares through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding generally will not apply to the payment. However, U.S. information reporting will apply to a payment of sales proceeds, including a payment made to you outside the United States, if you sell your common shares through a non-U.S. office of a broker that is a U.S. person or has certain other contacts with the United States. Such information reporting requirements will not apply if the broker has documentary evidence that you are a non-U.S. person and certain other conditions are met, or you otherwise establish an exemption.

A U.S. Holder generally may demonstrate that is exempt from backup withholding by providing a duly completed and executed IRS Form W-9 to the applicable withholding agent, providing the U.S. Holder’s taxpayer identification number and certifying that the taxpayer is not subject to backup withholding or otherwise demonstrating an adequate basis for exemption.

Backup withholding is not an additional tax. Rather, you generally may obtain a refund or credit of any amounts withheld under backup withholding rules against your U.S. federal income tax liability if you timely furnish the required information to the IRS.

Other U.S. Information Reporting Obligations

Individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individuals who are Non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury regulations). Specified foreign financial assets would include, among other assets, our common shares, unless the shares are held through an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or applicable U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders paying more than $100,000 for our common shares may be required to file IRS Form 926. Holders of our common shares are encouraged to consult their tax advisors regarding their tax reporting obligations.

Bermuda Taxation

Under current Bermuda law, we are not subject to tax on income or capital gains. We have received from the Minister of Finance under the Exempted Undertakings Tax Protection Act 1966 (the “Tax Protection Act”), as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to us or to any of our operations or shares, debentures or other obligations, until March 31, 2035. We could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. We and our subsidiaries incorporated in Bermuda pay annual government fees to the Bermuda government.

In December 2023, Bermuda passed into law the Corporate Income Tax 2023 (the “Corporate Income Tax Act”) in response to the OECD’s Pillar Two global minimum tax initiative to impose a 15% corporate income tax that will be effective for fiscal years beginning on or after January 1, 2025, providing time to Bermuda multinational groups that are in scope in order to transition and make the necessary adjustments.

The assurance granted by the Minister of Finance pursuant to the Tax Protection Act has been made subject to the application of any taxes payable pursuant to the Corporate Income Tax Act. Amendments were made to the Tax Protection Act by the Corporate Income Tax Act, with the consequence that liability for any taxes payable pursuant to the Corporate Income Tax Act will apply notwithstanding any prior assurance given pursuant to the Tax Protection Act.

Subject to certain exceptions, Bermuda entities that are part of a multinational group will be in scope of the provisions of the Corporate Income Tax Act if, with respect a fiscal year, such group has annual revenue of €750 million or more in the consolidated financial statements of the ultimate parent entity for at least two of the four fiscal years immediately prior to such fiscal year (“Bermuda Constituent Entity Group”).

Where corporate income tax is chargeable to a Bermuda Constituent Entity Group, the amount of corporate income tax chargeable to a Bermuda Constituent Entity Group for a fiscal year shall be 15% of the net taxable income of the Bermuda Constituent Entity Group, less tax credits applicable under the Corporate Income Tax Act (foreign tax credits) or as prescribed by regulation by the Minister of Finance (qualified refundable tax credits).

Qualified refundable tax credits, expected to be developed during 2024, will be incorporated into the new corporate income tax regime to provide incentives for investment by international companies. The Minister of Finance has stated that investments could be encouraged in areas such as infrastructure, education, healthcare, innovation and housing. As Bermuda continues to participate in the global minimum tax initiative, it will closely track the manner in which this is implemented around the world.

Taxation in Other Jurisdictions

From time to time, we are subject to income and other taxes in various jurisdictions, and our results of operations and financial results may be affected by tax and other initiatives around the world. For instance, there is a high level of uncertainty in today’s tax environment stemming from global initiatives put forth by the OECD’s two-pillar base erosion and profit shifting project. In October 2021, members of the OECD put forth two proposals: (i) Pillar One reallocates profit to the market jurisdictions where sales arise versus physical presence; and (ii) Pillar Two compels multinational corporations with €750 million or more in annual revenue to pay a global minimum tax of 15% on income received in each country in which they operate. The reforms aim to level the playing field between countries by discouraging them from reducing their corporate income taxes to attract foreign business investment. Over 140 countries agreed to enact the two-pillar solution to address the challenges arising from the digitalization of the economy and, in 2024, these guidelines were declared effective and must now be enacted by those OECD member countries. Qualifying international shipping income is currently exempt from many aspects of this framework if the exemption requirements are met. If we are in the scope of OECD’s Pillar Two rules, including due to our inability to satisfy the requirements of the international shipping exemption, these changes, when and if enacted and implemented by various countries in which we do business, could increase the burden and costs of our tax compliance, the amount of taxes we incur in those jurisdictions and our global effective tax rate, which could have a material adverse impact on our results of operations and financial results.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, Morgan Stanley & Co. LLC and BTIG, LLC have severally agreed to purchase, and we have agreed to sell to Morgan Stanley & Co. LLC and BTIG, LLC, an aggregate of    common shares, as more fully described in the underwriting agreement.

Underwriters	Number of common shares
Morgan Stanley & Co. LLC
BTIG, LLC

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the common shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the common shares (other than those covered by the over-allotment option to purchase additional shares described below) offered by us if they purchase any of the common shares.

The common shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. The underwriters may allow, and dealers may reallow, a concession not to exceed $    per share on sales to other dealers. If all the common shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriting fee is equal to the public offering price per common share less the amount paid by the underwriters to us per common share. The underwriting fee is $    per share. The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option to purchase additional common shares from us.

	Per Share	Without Over- allotment option	Full Exercise
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds to us before expenses	$	$	$

The estimated offering expenses payable by us (excluding the underwriting discount) are approximately $   , which includes legal, accounting and printing costs and various other fees associated with registering the common shares. The underwriters have agreed to reimburse us for certain of our expenses in connection with the offering, which we may at our discretion use for, among other things, legal, accounting, printing and consulting expenses.

We have granted the underwriters the over-allotment option to purchase, exercisable within 30 days of the date of this prospectus supplement, up to an additional 1,200,000 common shares from us, on the same terms and conditions set forth above. Any common shares issued or sold under the over-allotment option will be issued and sold on the same terms and conditions as the other common shares that are the subject of this offering.

The Company and all of its directors and executive officers (the “Locked-Up Parties”) have agreed that, for a period of 60 days from the date of this prospectus supplement (the “Lock-Up Period”), it will not, and will not publicly disclose an intention to, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common shares or such other securities, in cash or otherwise. The restrictions contained in the preceding sentence shall not apply to (A) transactions relating to common shares or other securities acquired in open market transactions after the completion of the transactions contemplated in this prospectus supplement, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) is required or voluntarily made in connection with subsequent sales of common shares or other securities acquired in such open market transactions, (B) transfers of common shares or any security convertible into common shares as a bona fide gift, (C) distributions of common shares or any security convertible into common shares to limited partners or stockholders of the Locked-Up Parties, provided that in the case of any transfer or distribution pursuant to (B) or (C), (i) each donee or distribute shall sign and deliver an agreement substantially as described in this paragraph and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of common shares shall be required or shall be voluntarily made during the Lock-Up Period, (D) the exercise, conversion or forfeiture or exchange of common shares pursuant to awards made under the Company’s long term incentive plans as described in this prospectus supplement, (E) pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to all holders of the Company’s common shares involving a change of control of the Company, provided that in the event that such tender offer, merger, amalgamation, consolidation or other such transaction is not completed, the common shares shall remain subject to the provisions of this agreement, or (F) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common shares, provided that (i) such plan does not provide for the transfer of common shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Locked-Up Parties or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the Lock-Up Period. For purposes of this paragraph, “change of control” means the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company. In addition, the Locked-Up Parties agree that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, they will not, during the Locked-Up Parties, make any demand for or exercise any right with respect to the registration of any common shares or any security convertible into or exercisable or exchangeable for common shares.

In connection with the offering, the underwriters may purchase and sell common shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional shares, and stabilizing purchases. Short sales involve secondary market sales by the underwriters of a greater number of common shares than it is required to purchase in the offering. “Covered” short sales are sales of common shares in an amount up to the number of common shares represented by the underwriters’ option to purchase additional shares. “Naked” short sales are sales of common shares in an amount in excess of the number of common shares represented by the underwriters’ option to purchase additional shares. Covering transactions involve purchases of common shares either pursuant to the underwriters’ option to purchase additional shares or in the open market after the distribution has been completed to cover short positions. To close a naked short position, the underwriters must purchase common shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering. To close a covered short position, the underwriters must purchase common shares in the open market after the distribution has been completed or must exercise the option to purchase additional shares. In determining the source of common shares to close the covered short position, the underwriters will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which it may purchase common shares through the option to purchase additional shares. Stabilizing transactions involve bids to purchase common shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the common shares. They may also cause the price of the common shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, it may discontinue them at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Notice to Prospective Investors in Australia

This prospectus supplement and the accompanying prospectus:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue or sale, as applicable, of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and/or accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, Section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Dubai International Financial Centre (DIFC)

This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (DFSA). This prospectus supplement and the accompanying prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement, nor the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The securities to which this prospectus supplement and the accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus supplement or the accompanying prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus or the accompanying prospectus supplement or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (A) for its own account; (B) for investment purposes only; and (C) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(iii)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(iv)	where no consideration is or will be given for the transfer;

(v)	where the transfer is by operation of law;

(vi)	as specified in Section 276(7) of the SFA or

(vii)	as specified in Regulation 37A of the Securities and Futures (Offers and Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement or the accompanying prospectus does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, nor the accompanying prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor the accompanying prospectus, nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in the United Kingdom

No securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that the common shares may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the securities shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK

Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus supplement forms a part, all of which will be paid by us.

Commission Registration Fee	$
Legal Fees and Expenses	$
Accountants’ Fees and Expenses	$
Miscellaneous Costs	$
Total	$

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by MJM Limited with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. law. The underwriters are represented in connection with this offering by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of SFL Corporation Ltd. as of December 31, 2023 and for the year then ended, and the effectiveness of SFL Corporation Ltd.’s internal control over financial reporting as of December 31, 2023 appearing in SFL Corporation Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2023, have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The address of Ernst & Young AS is Stortorvet 7, 0155 Oslo, Norway.

The consolidated financial statements in this prospectus supplement for the years ended December 31, 2022 and 2021 and the effectiveness of our internal control over financial reporting as of December 31, 2022 and 2021 have been audited by MSPC Certified Public Accountants and Advisors, A Professional Corporation, an independent registered public accounting firm, as stated in their report, which is incorporated in this prospectus supplement by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The address of MSPC is 546 5th Avenue, 6th Floor, New York, New York 10036.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement and the accompanying base prospectus are parts of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This prospectus supplement is part of a registration statement that we filed with the Commission and does not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying base prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Commission’s website.

Further information about our company is available on our website at www.sflcorp.com. The information on our website does not constitute a part of, as is not incorporated by reference into, this prospectus supplement.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information listed below filed by the Company is incorporated by reference and is considered to be a part of this prospectus supplement, and information that the Company files later with the Commission before all of the securities offered by this prospectus supplement are sold will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934:

•

The Company’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on March 20, 2024, April 9, 2024, April 29, 2024 (excluding the commentary of Ole B. Hjertaker and Udo Lange), April 30, 2024, May 28, 2024, July 3, 2024 (excluding the commentary of Ole B. Hjertaker) and July 8, 2024 (excluding the commentary of Ole B. Hjertaker);

•

The Company’s Annual Report on  Form 20-F for the year ended December 31, 2023, filed with the Commission on March 14, 2024, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•	Form 8-A12B, filed with the Commission on May 26, 2004, registering the Company’s common shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that the Company furnishes to the Commission after the date of this prospectus supplement that state they are incorporated by reference into this prospectus supplement until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying base prospectus.

We have authorized only the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

We will provide without charge to each person to whom this prospectus supplement is delivered a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits, unless those exhibits are specifically incorporated by reference into those documents) upon written or oral request. Requests for those documents should be directed to our principal executive office at the following address:

SFL Corporation Ltd.

Par la Ville Place, 4th Floor

14 Par la Ville Road

Hamilton HM 08, Bermuda

Tel: 1 800-715-6374

Email: ir@sflcorp.com

Attn: Investor Relations

Information Provided by the Company

The Company will furnish holders of its common shares with annual reports containing audited financial statements and a report by its independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While the Company furnishes proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” the Company’s officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROSPECTUS

SFL CORPORATION LTD.

Through this prospectus, we may periodically offer:

(1)	common shares;

(2)	preferred shares;

(3)	debt securities;

(4)	warrants;

(5)	purchase contracts;

(6)	its rights; and

(7)	its units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares are currently listed on the New York Stock Exchange, or the NYSE, under the symbol “SFL.”

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 9 of this prospectus and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2023.

i

ABOUT THIS PROSPECTUS

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts are presented in, U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information provided in that registration statement. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Common shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act of 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific, permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act of 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that, where any equity securities, including our common shares, of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of such company from and/or to a non-resident of Bermuda, for so long as any equity securities of such company remain so listed. The NYSE is an appointed stock exchange under Bermuda law. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement. Neither this prospectus nor any prospectus supplement needs to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, or the Companies Act, pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company under the Companies Act. We are an exempted company under the Companies Act.

ii

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

iii

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

Unless otherwise specified, when used in this prospectus, (i) the terms “SFL Corporation Ltd.,” “SFL,” “Company,” “we,” “us,” and “our” refer to SFL Corporation Ltd. and its subsidiaries.

We use the term deadweight tons, or dwt, in describing the size of vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. We use the term twenty-foot equivalent units, or “TEU”, in describing container vessels to refer to the number of standard twenty foot containers that the vessel can carry.

The Company

We are an international ship owning and chartering company with a large and diverse asset base across the maritime, shipping and offshore asset classes and business sectors. As of April 28, 2023, our assets consist of nine crude oil tankers, 15 dry bulk carriers, 32 container vessels (including seven leased-in container vessels), three car carriers, one jack-up drilling rig, one ultra-deepwater drilling unit, one chemical tankers, and six oil product tankers, as well as four car carriers under construction and expected for delivery in 2023 and 2024, included in our wholly owned subsidiaries. We also partly own four leased-in container vessels in our associated companies.

Our primary objective is to continue to grow our business through accretive acquisitions across a diverse range of marine and offshore asset classes. In doing so, our strategy is to generate stable and increasing cash flows by chartering our assets primarily under medium to long-term bareboat or time charters.

We own a substantially modern fleet of vessels and rigs. The following table sets forth the fleet that we own or charter-in including those in our associated companies as of April 28, 2023. All of the VLCCs, Suezmax tankers, product tankers and chemical tankers are double-hull vessels.

	Approximate			Lease	Charter Termination
Vessel	Built	Capacity	Flag	Classification*	Date*
VLCCs
Landbridge Wisdom	2020	308,000 Dwt	HK	Leaseback assets	2027	(1)

Suezmaxes
Marlin Santorini	2019	150,000 Dwt	MI	Operating	2026	(9)
Marlin Sicily	2019	150,000 Dwt	MI	Operating	2027	(9)
Marlin Shikoku	2019	150,000 Dwt	MI	Operating	2027	(9)
SFL Albany	2020	160,000 Dwt	MI	Operating	2028	(9)
SFL Fraser	2020	160,000 Dwt	MI	Operating	2028	(9)
SFL Ottawa	2015	160,000 Dwt	MI	Operating	2028	(9)
SFL Thelon	2015	160,000 Dwt	MI	Operating	2028	(9)

Capesize Dry Bulk Carriers
Belgravia	2009	170,000 Dwt	MI	Operating	2025	(1)
Battersea	2009	170,000 Dwt	MI	Operating	2025	(1)
Golden Magnum	2009	180,000 Dwt	HK	Operating	2025	(1)

	Approximate			Lease	Charter Termination
Vessel	Built	Capacity	Flag	Classification*	Date*
Golden Beijing	2010	176,000 Dwt	HK	Operating	2025	(1)
Golden Future	2010	176,000 Dwt	HK	Operating	2025	(1)
Golden Zhejiang	2010	176,000 Dwt	HK	Operating	2025	(1)
Golden Zhoushan	2011	176,000 Dwt	HK	Operating	2025	(1)
KSL China	2013	180,000 Dwt	MI	Operating	2025	(1)

Kamsarmax Dry Bulk Carriers
SFL Yangtze (ex Sinochart Beijing)	2012	82,000 Dwt	HK	n/a	n/a	(2)
SFL Pearl (ex Min Sheng 1)	2012	82,000 Dwt	HK	n/a	n/a	(2)

Supramax Dry Bulk Carriers
SFL Hudson	2009	57,000 Dwt	MI	n/a	n/a	(2)
SFL Yukon	2010	57,000 Dwt	HK	n/a	n/a	(2)
SFL Sara	2011	57,000 Dwt	HK	n/a	n/a	(2)
SFL Kate	2011	57,000 Dwt	HK	n/a	n/a	(2)
SFL Humber	2012	57,000 Dwt	HK	n/a	n/a	(2)

Product Tankers
SFL Trinity	2017	114,000 Dwt	MI	Operating	2024
SFL Sabine	2017	114,000 Dwt	MI	Operating	2024
SFL Puma	2015	115,000 Dwt	MI	Operating	2026	(9)
SFL Tiger	2015	115,000 Dwt	MI	Operating	2026	(9)
SFL Lion	2014	115,000 Dwt	MI	Operating	2027	(9)
SFL Panther	2015	115,000 Dwt	MI	Operating	2027	(9)

Chemical Tankers
SFL Elbe (ex SC Guangzhou)	2008	17,000 Dwt	MI	n/a	n/a	(2)

Container Vessels
MSC Margarita	2002	5,800 TEU	LIB	Sales Type	2024	(1) (5)
MSC Vidhi	2001	5,800 TEU	LIB	Sales Type	2024	(1) (5)
MSC Vaishnavi R.	2002	4,100 TEU	LIB	Sales Type	2025	(1) (7)
MSC Julia R.	2002	4,100 TEU	LIB	Sales Type	2025	(1) (7)
MSC Arushi R.	2002	4,100 TEU	LIB	Sales Type	2025	(1) (7)
MSC Katya R.	2002	4,100 TEU	LIB	Sales Type	2025	(1) (7)
MSC Anisha R.	2002	4,100 TEU	LIB	Sales Type	2025	(1) (7)
MSC Vidisha R.	2002	4,100 TEU	LIB	Sales Type	2025	(1) (7)
MSC Zlata R.	2002	4,100 TEU	LIB	Sales Type	2025	(1) (7)
Asian Ace	2005	1,700 TEU	LIB	Operating	2025
Green Ace	2005	1,700 TEU	LIB	n/a	n/a	(2)
San Felipe	2014	8,700 TEU	MI	Operating	2024
San Felix	2014	8,700 TEU	MI	Operating	2024
San Fernando	2015	8,700 TEU	MI	Operating	2025
San Francisca	2015	8,700 TEU	MI	Operating	2025
Maersk Sarat	2015	9,500 TEU	LIB	Operating	2024
Maersk Skarstind	2016	9,500 TEU	LIB	Operating	2024
Maersk Shivling	2016	9,300 TEU	LIB	Operating	2024
Maersk Phuket	2022	2,500 TEU	LIB	Operating	2029
Maersk Pelepas	2022	2,500 TEU	LIB	Operating	2029
MSC Anna	2016	19,200 TEU	LIB	Direct Financing	2031	(1) (3)
MSC Viviana	2017	19,200 TEU	LIB	Direct Financing	2032	(1) (3)

	Approximate			Lease	Charter Termination
Vessel	Built	Capacity	Flag	Classification*	Date*
Thalassa Axia	2014	14,000 TEU	LIB	Operating	2024	(4) (6)
Thalassa Doxa	2014	14,000 TEU	LIB	Operating	2024	(4) (6)
Thalassa Mana	2014	14,000 TEU	LIB	Operating	2024	(4) (6)
Thalassa Tyhi	2014	14,000 TEU	LIB	Operating	2024	(4) (6)
Cap San Vincent	2015	10,600 TEU	MI	Operating	2024	(1) (4)
Cap San Lazaro	2015	10,600 TEU	MI	Operating	2024	(1) (4)
Cap San Juan	2015	10,600 TEU	MI	Operating	2024	(1) (4)
MSC Erica	2016	19,400 TEU	LIB	Direct Financing	2033	(1) (3)
MSC Reef	2016	19,400 TEU	LIB	Direct Financing	2033	(1) (3)
SFL Maui	2013	6,800 TEU	LIB	Operating	2027	(1) (4)
SFL Hawaii	2014	6,800 TEU	LIB	Operating	2027	(1) (4)
Maersk Zambezi	2020	5,300 TEU	MI	Operating	2028	(1)
Thalassa Patris	2013	14,000 TEU	LIB	Operating	2023	(4)
Thalassa Elpida	2014	14,000 TEU	LIB	Operating	2024	(4)

Car Carriers
SFL Composer	2005	6,500 CEU	LIB	Operating	2023	(4)
SFL Conductor	2006	6,500 CEU	LIB	Operating	2023	(4)
Arabian Sea	2010	4,900 CEU	MI	Operating	2028

Jack-Up Drilling Rig
Linus (ex West Linus)	2014	450 ft	NOR	n/a	n/a	(8)

Ultra-Deepwater Drill Unit
Hercules (ex West Hercules)	2008	10,000 ft	CYP	n/a	n/a	(8)

*	Lease classifications and charter termination dates are as of December 31, 2022.

Key to Flags: HK – Hong Kong, LIB – Liberia, MI – Marshall Islands, NOR – Norway, CYP – Cyprus

Notes:

(1)	Charterer has purchase options or obligations during the term or at the end of the charter.
(2)	Currently employed on a short-term charter or trading in the spot market.
(3)	Vessel chartered-in and out on direct financing leases and included in associated companies.
(4)	Vessel chartered-in as finance leases and out as operating leases.
(5)	The charters in respect of these vessels were extended in 2019 and the lease classification changed from operating leases to sales type leases.
(6)	The charters in respect of these vessels were extended in 2020. The charters for these four vessels were further amended in 2021 removing the 18 months charterer’s extension option.
(7)	The charters in respect of these vessels were extended in 2020 and lease classification changed from operating leases to sales type leases.
(8)

Following redelivery from Seadrill in September 2022, Linus continued to be employed under its long term drilling contract with ConocoPhillips which expires in the fourth quarter of 2028. The harsh environment semi-submersible drilling rig Hercules was employed on a bareboat charter to Seadrill until the end of December 2022, whereupon the rig was redelivered to us. Hercules is expected to commence a new drilling contract with ExxonMobil Canada Ltd. in the second quarter of 2023, after completing its special periodic survey, for a duration of approximately 135 days.

(9)

Charterer has the right to trigger a sale to a third party, at any time after the first year, with net proceeds over an agreed sum to be shared between the charterer and SFL, with profit split on a previously agreed upon basis of calculation.

In addition to the above fleet of vessels and rigs, we also have four newbuilding dual-fuel 7,000 CEU car carriers designed to use liquefied natural gas (“LNG”) under construction and with deliveries expected to take place in 2023 and 2024.

Substantially, all of our owned vessels and rigs as of December 31, 2022 are pledged under mortgages, excluding two 1,700 TEU container vessels, two 2,500 TEU container vessels, one car carrier and two chemical tankers.

Other than our interests in the vessels and drilling units described above, we do not own any material physical properties. We lease office space in Oslo from Seatankers Management Norway AS, in Singapore from Frontline Shipping Singapore Pte Ltd, and in London from Frontline Corporate Services Ltd, all related parties.

Recent and Other Developments

Vessel Sales

On March 31, 2023, we announced that we agreed to sell the two 2008-built chemical tankers, SFL Weser and SFL Elbe, to an unrelated third party. The sales proceeds to SFL are approximately $19.5 million for the debt free vessels. Both vessels have been employed in the spot market the last two years. SFL Weser was delivered in April 2023 and SFL Elbe is expected to be delivered in the second quarter of 2023. A book impairment of approximately $7 million is expected to be recorded in the first quarter of 2023 relating to the sales.

The 2009-built Suezmax tanker Glorycrown, which was announced sold in February 2023, was delivered to its new owner in March 2023. The final sales price of approximately $43.5 million is higher than previously disclosed, and a book gain of approximately $9 million is expected to be recorded in the first quarter of 2023 relating to the sale.

On April 21, 2023, we announced that we sold and delivered the 2010-built Suezmax tanker, Everbright, to an unrelated third party. The net sale proceeds to SFL are approximately $41.1 million, and the vessel was debt free at the end of the first quarter of 2023. A book gain of approximately $6.4 million is expected to be recorded in the second quarter of 2023 as a result of the sale.

Corporate Information

We are SFL Corporation Ltd. a company incorporated under the laws of Bermuda on October 10, 2003, as a Bermuda exempted company under the Companies Act (Company No. EC-34296). We are engaged primarily in the ownership and operation of vessels and offshore related assets, and also involved in the charter, purchase and sale of assets. We operate through our vessel owning and other subsidiaries incorporated in Bermuda, Cyprus, Liberia, Norway, Singapore, the United Kingdom and the Marshall Islands. Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number is +1 (441) 295-9500. We maintain an internet site at https://www.sflcorp.com/. The information contained at our internet site is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

The information above concerning us is only a summary and does not purport to be comprehensive or complete. For additional information about us, you should refer to the information described in “Where You Can Find Additional Information” in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this prospectus, any prospectus supplement and the documents incorporated by reference may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement pursuant to this safe harbor legislation. This prospectus, and any prospectus supplement, and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance and are not intended to give any assurance as to future results. When used in this prospectus, and any prospectus supplement, the words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect,” “targets,” “likely,” “would,” “could” “seeks,” “continue,” “possible,” “might,” “pending” and similar expressions, terms or phrases may identify forward-looking statements.

The forward-looking statements herein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:

•	the strength of the world economics and currencies;

•	the central bank policies intended to combat overall inflation and rising interest rates and foreign exchange rates;

•	the Company’s ability to generate cash to service its indebtedness;

•	the Company’s ability to continue to satisfy its financial and other covenants, or obtain waivers relating to such covenants from its lenders under its credit facilities;

•

the availability of financing and refinancing, as well as the Company’s ability to obtain such financing or refinancing in the future to fund capital expenditures, acquisitions and other general corporate activities and the Company’s ability to comply with the restrictions and other covenants in its financing arrangements;

•	the Company’s counterparties’ ability or willingness to honor their obligations under agreements with it;

•	general market conditions in the seaborne transportation industry, which is cyclical and volatile, including fluctuations in charter hire rates and vessel values;

•	prolonged or significant downturns in the tanker, dry-bulk carrier, container and/or offshore drilling charter markets;

•

the volatility of oil and gas prices, which effects, among other things, several sectors of the maritime, shipping and offshore industries, including oil transportation, dry bulk shipments, oil products transportation, car transportation and drilling rigs;

•	a decrease in the value of the charter-free market values of the Company’s vessels and drilling units;

•	an oversupply of vessels, including drilling units, which could lead to reductions in charter hire rates and profitability;

•	any inability to retain and recruit qualified key executives, key employees, key consultants or skilled workers;

•

the potential difference in interests between or among certain of the Company’s directors, officers, key executives and shareholders, including Hemen Holding Limited, or Hemen, our largest shareholder;

•	the risks associated with the purchase of second-hand vessels;

•	the aging of the Company’s fleet which could result in increased operating costs, impairment or loss of hire;

•	the adequacy of insurance coverage for inherent operational risks, and the Company’s ability to obtain indemnities from customers, changes in laws, treaties or regulations;

•	changes in supply and generally the number, size and form of providers of goods and services in the markets in which the Company operates;

•

the supply of and demand for oil and oil products and vessels, including drilling rigs, comparable to ours, including against the background of the possibility of accelerated climate change transition worldwide, including shifts in consumer demand for other energy resources could have an accelerated negative effect on the demand for oil and thus its transportation and drilling;

•

changes in market demand in countries which import commodities and finished goods and changes in the amount and location of the production of those commodities and finished goods and resulting changes to trade patterns;

•	delays or defaults by the shipyards in the construction of our newbuildings;

•	technological innovation in the sectors in which we operate and quality and efficiency requirements from customers;

•	technology risk associated with energy transition and fleet/systems rejuvenation to alternative propulsions;

•	governmental laws and regulations, including environmental regulations, that add to our costs or the costs of our customers;

•	potential liability from safety, environmental, governmental and other requirements and potential significant additional expenditures related to complying with such regulations;

•	the impact of increasing scrutiny and changing expectations from investors, lenders, charterers and other market participants with respect to our Environmental, Social and Governance practices;

•	increased inspection procedures and more restrictive import and export controls;

•

the imposition of sanctions by the Office of Foreign Assets Control of the Department of the U.S. Treasury or pursuant to other applicable laws or regulations imposed by the U.S. government, the EU, the United Nations or other governments against the Company or any of its subsidiaries;

•	compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery;

•	changes in the Company’s operating expenses, including bunker prices, drydocking and insurance costs;

•

fluctuations in currencies and interest rates and the impact of the discontinuance of the London Interbank Offered Rate for US Dollars, or LIBOR, after June 30, 2023 on any of our debt referencing LIBOR in the interest rate;

•	the volatility of prevailing spot market charter rates, which effects the amount of profit sharing payment the Company receives under charters with Golden Ocean Group Limited and other charters;

•	the volatility of the price of the Company’s common shares;

•	changes in the Company’s dividend policy;

•	the future sale of the Company’s common shares or conversion of the Company’s convertible notes;

•	the failure to protect the Company’s information systems against security breaches, or the failure or unavailability of these systems for a significant period of time;

•	the entrance into transactions that expose the Company to additional risk outside of its core business;

•	difficulty managing planned growth properly;

•	the Company’s incorporation under the laws of Bermuda and the different rights to relief that may be available compared to other countries, including the United States;

•	shareholders’ reliance on the Company to enforce the Company’s rights against contract counterparties;

•	dependence on the ability of the Company’s subsidiaries to distribute funds to satisfy financial obligations and make dividend payments;

•	the potential for shareholders to not be able to bring a suit against the Company or enforce a judgement obtained against the Company in the United States;

•	treatment of the Company as a “passive foreign investment company” by U.S. tax authorities;

•	being required to pay taxes on U.S. source income;

•	the Company’s operations being subject to economic substance requirements;

•	the exercise of a purchase option by the charterer of a vessel or drilling unit;

•	potential liability from future litigation, including litigation related to claims raised by public-interest organizations or activism with regard to failure to adapt or mitigate climate impact;

•	increased cost of capital or limiting access to funding due to EU Taxonomy or relevant territorial taxonomy regulations;

•

the length and severity of the ongoing coronavirus outbreak (“COVID-19”) and governmental responses thereto and the impact on the demand for commercial seaborne transportation and the condition to the financial markets and any noncompliance with the amendments by the International Maritime Organization (“IMO”), the United Nations agency for maritime safety and the prevention of pollution by vessels, (the amendments hereinafter referred to as IMO 2020), to Annex VI to the International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto, collectively referred to as MARPOL 73/78 and herein as MARPOL, which will reduce the maximum amount of sulfur that vessels may emit into the air and has applied to us since January 1, 2020;

•	the arresting or attachment of one or more of the Company’s vessels or rigs by maritime claimants;

•	damage to storage, receiving and other shipping inventories’ facilities;

•	impacts of supply chain disruptions that began during the COVID-19 pandemic and the resulting inflationary environment;

•	potential requisition of the Company’s vessels or rigs by a government during a period of war or emergency;

•

world events, political instability, international sanctions or international hostilities, including the ongoing conflict between Russia and Ukraine and potential physical disruption of shipping routes as a result thereof; and

•	other important factors described from time to time in the reports filed by the Company with the Commission, including the Annual Report on Form 20-F filed on March 16, 2023.

This prospectus, and any prospectus supplement, may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the Commission, in other information sent to our security holders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus, and any prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in any applicable prospectus supplement hereto or in our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 16, 2023, and the documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future annual reports that summarize the risks that may materially affect our business before making an investment in our securities. Please see the section in this prospectus entitled “Where You Can Find Additional Information.”

USE OF PROCEEDS

We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus is a part will include information relating to our capitalization.

ENFORCEABILITY OF CIVIL LIABILITIES

There is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court. The issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the description of our share capital and the material terms of our amended Memorandum of Association and Bye-laws. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of share capital and the material terms of our amended Memorandum of Association and Bye-laws contained in our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 16, 2023, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus supplement and that are incorporated by reference herein, together with our amended Memorandum of Association and Bye-laws, copies of which have been filed as exhibits thereto. Please see the section of this prospectus supplement entitled “Where You Can Find Additional Information.”

Purpose

The Memorandum of Association of the Company was previously filed on May 21, 2004 as Exhibit 3.1 to its Registration Statement on Form F-4 (File No. 333-115705) and is incorporated by reference herein.

The purposes and powers of the Company are set forth in Items 6(1) and 7(a) through (h) of its Memorandum of Association and in the Second Schedule of the Companies Act of 1981 of Bermuda. These purposes include exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract, indemnity or suretyship to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.

The Company’s Bye-laws

At the 2007 Annual General Meeting of the Company, the shareholders voted to amend the Company’s Bye-laws to ensure conformity with recent revisions to the Companies Act 1981 of Bermuda, as amended. These amended Bye-laws of the Company, as adopted by the Company’s shareholders on September 28, 2007, and as further amended on September 20, 2013, September 23, 2016 and September 30, 2022 are hereby incorporated by reference into this prospectus.

Bermuda law permits the Bye-laws of a Bermuda company to contain provisions exempting (except in relation to an allegation of fraud or dishonesty proved against them) from personal liability a director, alternate director, officer, member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators to the company from any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof. Bermuda law also grants companies the power generally to indemnify directors, alternate directors and officers of the company and any members authorized under Bye-law 98, resident representatives or their respective heirs, executors or administrators if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, alternate director or officer of the company or member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators or was serving in a similar capacity for another entity at the company’s request.

The Company’s shareholders have no pre-emptive, subscription, redemption, conversion or sinking fund rights. Shareholders are entitled to one vote for each share held of record on all matters submitted to a vote of the Company’s shareholders. Shareholders have no cumulative voting rights. Shareholders are entitled to dividends if and when they are declared by the Company’s Board of Directors, subject to any preferred dividend right of holders of any preference shares. Directors to be elected by shareholders require a simple majority of votes cast at a meeting at which a quorum is present. For all other matters, unless a different majority is required by law or the Company’s Bye-laws, resolutions to be approved by shareholders require approval by a simple majority of votes cast at a meeting at which a quorum is present.

Upon the Company’s liquidation, dissolution or winding up, shareholders will be entitled under Bermuda law to receive, ratably, its net assets available after the payment of all its debts and liabilities and any preference amount owed to any preference shareholders. The rights of shareholders, including the right to elect directors, are subject to the rights of any series of preference shares the Company may issue in the future.

Under the Company’s Bye-laws, annual meetings of shareholders will be held at a time and place selected by its Board of Directors each calendar year, but in no event shall any such meeting be held in Norway or the United Kingdom. Special meetings of shareholders may be called by its Board of Directors at any time and, pursuant to Bermuda law, special meetings must be called at the request of shareholders holding at least 10% of the Company’s paid-up share capital carrying the right to vote at general meetings. Under the Company’s Bye-laws, five days’ notice of an annual meeting or any special meeting must be given to each shareholder entitled to vote at that meeting. Under Bermuda law, accidental failure to give notice will not invalidate proceedings at a meeting. The Company’s Board of Directors may set a record date at any time before or after any date on which such notice is dispatched.

Special rights attaching to any class of the Company’s shares may be altered or abrogated with the consent in writing of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.

The Company’s Bye-laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with the Company or in which the Company is otherwise interested. The Company’s Bye-laws provide its Board of Directors the authority to exercise all of the powers of the Company to borrow money and to mortgage or charge all or any part of the Company’s property and assets as collateral security for any debt, liability or obligation. The Company’s directors are not required to retire because of their age, and the Company’s directors are not required to be holders of the Company’s common shares. The Company’s Board of Directors shall at all times comprise a majority of directors who are not resident in the United Kingdom. Directors serve for one-year terms, and shall serve until re-elected or until their successors are appointed at the next annual general meeting.

The Company’s Bye-laws provide that no director, alternate director, officer, person or member of a committee authorized under Bye-law 98, if any, resident representative, or his heirs, executors or administrators, which the Company refers to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in the Company’s formation, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency or deficiency of any security in or upon which any of the Company’s monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of the Company’s funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, alternate director, officer, committee member or resident representative in his reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election. In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he is acquitted. The Company is authorized to purchase insurance to cover any liability an indemnitee may incur under the indemnification provisions of the Company’s Bye-laws.

Authorized Capitalization

Under the Company’s amended Memorandum of Association, the Company’s authorized capital consists of $2,000,000, comprising 200,000,000 common shares, which may include related purchase rights for the Company’s common or preferred shares, having a par value of $0.01 each, of which 138,562,173 common shares are issued and outstanding as of the date of this prospectus.

Reconciliation of the Number of Common Shares Outstanding through April 28, 2023

Common shares outstanding at December 31, 2019	119,391,310
Number of common shares issued in connection with the 2020 DRIP and 2020 ATM Program	8,418,754
Common shares outstanding at December 31, 2020	127,810,064
Number of common shares issued in connection with the 2020 DRIP and 2020 ATM Program	10,741,323
Common shares outstanding at December 31, 2021	138,551,387
Number of common shares issued in connection with the Share Option Scheme	10,786
Common shares outstanding at December 31, 2022	138,562,173
Common shares outstanding at April 28, 2023	138,562,173

2020 DRIP and 2020 ATM Program

In April 2020, the Board of Directors authorized a renewal of our dividend reinvestment plan (the “2020 DRIP”) to facilitate investments by individual and institutional shareholders who wish to invest dividend payments received on shares owned, or other cash amounts, in the Company’s common shares on a regular or one time basis, or otherwise. On May 1, 2020, the Company filed a registration statement on Form F-3D (File No. 333-237970) to register the sale of up to 10,000,000 common shares pursuant to the DRIP. If certain waiver provisions in the DRIP are requested and granted pursuant to the terms of the plan, we may grant additional share sales to investors, from time to time, up to the amount registered under the plan.

In May 2020, we entered into an equity distribution agreement with BTIG LLC (“BTIG”) under which the Company may, from time to time, offer and sell new common shares up to $100.0 million through an at-the-market offering program (the “2020 ATM Program”). We had sold 11,388,275 of our common shares for an aggregate sales price of $91,252,246 under the 2020 ATM Program.

In the years ended December 31, 2020 and 2021, we issued 8,418,754 common shares and 10,741,323 common shares, respectively, pursuant to the 2020 DRIP under a separate registration statement (File No. 333-237970) and 2020 ATM Program under a separate registration statement (File No. 333-237971).

2022 DRIP and 2022 ATM Program

On April 12, 2022, the Board of Directors authorized a renewal of our dividend reinvestment plan (the “2022 DRIP”) to facilitate investments by individual and institutional shareholders who wish to invest dividend payments received on shares owned, or other cash amounts, in the Company’s common shares on a regular or one time basis, or otherwise. On April 15, 2022, the Company filed a registration statement on Form F-3D (File No. 333-264330) to register the sale of up to 10,000,000 common shares pursuant to the DRIP. If certain waiver provisions in the DRIP are requested and granted pursuant to the terms of the plan, we may grant additional share sales to investors, from time to time, up to the amount registered under the plan. No common shares have been sold under the 2022 DRIP.

On April 15, 2022, we entered into an amended and restated equity distribution agreement with BTIG under which the Company may, from time to time, offer and sell new common shares up to $100.0 million through an at-the-market offering program (the “2022 ATM Program”). No common shares have been sold under the 2022 ATM Program.

Share Option Scheme

In September 2022, we issued a total of 10,786 new common shares pursuant to our share option scheme (the “Share Option Scheme”) following the exercise of 85,500 share options. The weighted average exercise price of the options exercised was $8.87 per share and the total intrinsic value of the options exercised was $0.1 million.

Common Shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive, ratably, all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares which we may issue in the future.

Preferred Shares

The material terms of any series of preferred shares that we may offer through a prospectus supplement will be described in that prospectus supplement. Our Board of Directors is authorized, subject to shareholder approval, to provide for the issuance of preferred shares in one or more series with designations as may be stated in the shareholder resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares is authorized, we will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. We could issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders.

Registrar and Transfer Agent

The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.

Listing

Our common shares are listed on the NYSE under the symbol “SFL.”

DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•

if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees;

•

the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions, including discharge and defeasance;

•	if other than denominations of $2,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•

if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•

if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in minimum denominations of $2,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)

reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)

waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)

makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)

waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities; will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded, annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually, after debt securities are issued under that indenture with the applicable trustee, a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee indemnity and security reasonably satisfactory to it. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above, as specified in the applicable prospectus supplement; or

•	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by the Company in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include:

•

the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•

trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus;

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or

•	a combination of the foregoing.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others, to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any of our shareholders may otherwise loan or pledge securities (which may be newly-issued or outstanding securities) to a financial institution or other third party that in turn may sell the securities short using this prospectus or on-lend the securities to third parties who may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers and our directors may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to the securities offered and sold by us under this Registration Statement.

If more than five percent (5%) or more of the net proceeds of any offering of common shares made under this prospectus will be received by a Financial Industry Regulatory Authority, or FINRA, member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$	*

FINRA filing fee	$	**

NYSE supplemental listing fee	$	**

Blue sky fees and expenses	$	**

Printing and engraving expenses	$	**

Legal fees and expenses	$	**

Accounting fees and expenses	$	**

Transfer agent and registrar fees	$	**

Indenture trustee fees and expenses	$	**

Miscellaneous	$	**

Total	$	**

*

The registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. and New York law.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2022 and the effectiveness of our internal control over financial reporting as of December 31, 2022 have been audited by MSPC Certified Public Accountants and Advisors, A Professional Corporation (“MSPC”), an independent registered public accounting firm, as stated in their report, which is incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The address of MSPC is 546 5th Avenue, 6th Floor, New York, New York 10036.

In November 2022, MSPC, the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2022, notified the Company of its decision not to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Company’s audit committee has appointed Ernst & Young AS (“EY”) as the successor independent registered public accounting firm for the year ending December 31, 2023. The address of EY is Dronning Eufemias gate 6, 0191 Oslo, Postboks 1156 Sentrum, 0107 Oslo, Norway.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Commission’s website.

Further information about our company is available on our website at www.sflcorp.com. The information on our website does not constitute a part of, as is not incorporated by reference into, this prospectus.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the

Commission prior to termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934:

•	The Company’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on March 16, 2023 and April 4, 2023;

•

The Company’s Annual Report on  Form 20-F for the year ended December 31, 2022, filed with the Commission on March 16, 2023, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•	Form 8-A12B, filed with the Commission on May 26, 2004, registering the Company’s common shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

SFL Corporation Ltd.

Par la Ville Place, 4th Floor

14 Par la Ville Road

Hamilton HM 08, Bermuda

Tel: 1 800-715-6374

Email: ir@sflcorp.com

Attn: Investor Relations

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by its independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

8,000,000

Common Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Morgan Stanley

Lead Manager

BTIG